UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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[ ] Preliminary Proxy Statement
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[X] Definitive Proxy Statement
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Union Bankshares, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Union Bankshares, Inc.

20 Lower Main Street
PO Box 667
Morrisville, VT 05661
(802) 888-6600

April 10, 2025

Dear Shareholder,

The 133rd annual meeting of Union Bankshares, Inc. (the “Company”, "we", or "our") will be held in person on Wednesday, May 21st at 3:00 p.m local time at the Stearns Center Performance Space, Vermont State University - Johnson Campus, 337 College Hill Road, Johnson, Vermont. You are cordially invited to attend. Enclosed are a notice of annual meeting, a proxy statement and a proxy card for voting your shares.

As part of our overall commitment to environmental responsibility, we have again elected to provide proxy materials to our shareholders primarily through the internet this year. We continue to seek opportunities to reduce waste and our impact on the environment whenever possible. The electronic delivery of our proxy materials provides a more efficient, cost effective, and environmentally friendly way of delivering materials to our shareholders.

This year, in addition to voting on the election of directors and ratification of the selection of our external auditors, shareholders will be asked to vote on nonbinding resolutions to approve our executive compensation program and to determine the frequency of future advisory votes on executive compensation.

Our proxy materials and Annual Report on Form 10-K are posted on www.ublocal.com and on a special internet website, as indicated in the Important Notice of Internet Availability section of the attached Notice of Annual Meeting.

If your shares are held through a broker, please note that your broker will not have the authority to vote your shares on the election of directors or on the two nonbinding resolutions without your specific instructions. Therefore, it is especially important that you submit your voting instructions to your broker promptly so your vote can be counted.

You may vote by phone or via the internet. Alternatively, you may request to receive a paper copy of the proxy materials and return the proxy card by mail. For further details, refer to the proxy card or the Information About the Meeting section of the Proxy Statement.

We hope you will join us immediately following the meeting for an informal gathering of shareholders, directors, and bank officers at the Stearns Center Performance Space, Vermont State University - Johnson Campus, 337 College Hill Road, Johnson, Vermont.

Sincerely,

Neil J. Van Dyke	David S. Silverman
Chairman	President & Chief Executive Officer

Union Bankshares, Inc.

NOTICE OF
2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 21, 2025

To the Shareholders of Union Bankshares, Inc.:

The Annual Meeting of Shareholders of Union Bankshares, Inc. will be held in person at 3:00 p.m., local time,, on Wednesday, May 21, 2025, at the Stearns Center Performance Space, Vermont State University - Johnson Campus, 337 College Hill Road, Johnson, Vermont for the following purposes:

1.To fix the number of directors at nine and to elect nine directors (or such lesser number as circumstances may warrant), to serve until the next annual meeting or until their successors are elected and qualified;
2.To consider a nonbinding resolution to approve the compensation of the Company's Named Executive Officers;
3.To approve a nonbinding resolution to determine a frequency of one, two or three years for future advisory votes on the compensation of the Company's Named Executive Officers;
4.To ratify the appointment of the independent registered public accounting firm of Berry Dunn McNeil & Parker, LLC as the Company's external auditors for 2025; and
5.To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on March 21, 2025 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR 2025 ANNUAL MEETING OF SHAREHOLDERS

This notice of meeting and proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2024 are available on the internet in a downloadable, printable and searchable format and may be accessed at http://www.materials.proxyvote.com/905400.

By Order of the Board of Directors,

Timothy W. Sargent
Secretary

Morrisville, Vermont
April 10, 2025

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR SHARES PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY TO VOTE BY TELEPHONE (TOLL FREE IN THE U.S.) OR THE INTERNET, OR BY MAIL, WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING. SHOULD YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY BALLOT DURING THE MEETING IF YOU SO DESIRE.

PROXY STATEMENT - TABLE OF CONTENTS

UNION BANKSHARES, INC.
20 Lower Main Street
Morrisville, VT 05661
(802) 888-6600

PROXY STATEMENT

Annual Meeting of Shareholders
May 21, 2025

INFORMATION ABOUT THE MEETING

Why did I receive a Notice Regarding the Internet Availability of the Proxy Materials instead of a paper copy of the proxy materials?
We have mailed a notice of availability of the proxy materials on the internet (which also constitutes a notice of meeting), rather than a full paper set of the proxy materials, to our shareholders. The notice of availability includes instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail or an electronic copy by email. This distribution process reduces our costs to print and distribute the proxy materials and reduces paper waste.

How can I request a paper copy of the proxy materials?
Upon request, we will without charge mail a paper copy of the proxy materials and the 2024 Annual Report on Form 10-K, or if you prefer, we will email you a copy. If you would like to request a copy of the materials for this meeting, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 (toll free) or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number located on the Important Notice Regarding Internet Availability of Proxy Materials mailed to you previously. Unless requested, you will not otherwise receive a paper or email copy.

Who is entitled to vote at the annual meeting?
Only holders of record of the Company's $2.00 par value common stock as of the close of business on March 21, 2025 (the record date for the meeting) will be entitled to vote at the annual meeting. On that date there were 4,538,598 shares of the Company's common stock outstanding, and each such share is entitled to one vote on each matter presented for vote at the annual meeting.

How do I vote my shares by proxy at the annual meeting?
If you are a shareholder of record of the Company's common stock, you may vote your shares by proxy via telephone (toll free in the United States) at 1-800-690-6903 or over the internet at http://www.proxyvote.com. Alternatively, you may request a paper copy of the proxy materials and mail your completed proxy in the envelope that will be provided. If you vote by telephone or the internet you will need the control number that appears on the Important Notice Regarding Internet Availability of Proxy Materials that was previously mailed to you. You are a shareholder of record if you hold your stock in your own name on the Company's shareholder records maintained by our transfer agent, Broadridge Corporate Issuer Solutions, Inc., of Brentwood, New York.
“Street name” shareholders of common stock, who wish to vote at the annual meeting will need to obtain a proxy card from the institution that holds their shares and follow the instructions on that form. Street name shareholders are shareholders who hold their common stock indirectly, through a bank, broker or other nominee.

Can I vote during the meeting instead of voting by proxy?
Yes, a ballot will be available at the annual meeting for shareholders of record who wish to vote in person. However, we encourage you to vote your shares by proxy via telephone or the internet, or by requesting a paper copy of the proxy materials and returning your proxy by mail, to be certain that your shares are represented and voted, even if you should be unable to attend the meeting in person. If you wish, you may revoke your previously given proxy at the annual meeting and vote in person by ballot instead.

Can I change my vote after I submit my proxy?
Yes, after you have submitted your proxy by telephone or the internet, or you have mailed your proxy card, you may change your vote at any time before the proxy is exercised at the annual meeting. A timely-submitted later dated proxy supersedes all earlier proxies. Shareholders of record may change their vote by:
•submitting a later dated proxy by telephone or the internet; or
•mailing a proxy card bearing a later date. You may request a new proxy by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., at the following address or toll free telephone number: write to Broadridge Corporate Issuer Solutions, Inc., Attn: Investor Relations Dept., P. O. Box 1342, Brentwood, NY 11717, or call 1-866-321-8022. You may also contact our Assistant Corporate Secretary, Kristy Adams Alfieri, for assistance at the Company's address and telephone number shown on page one of this proxy statement; or
•withdrawing your previously given proxy in person at the annual meeting and voting your shares by ballot.
“Street name” shareholders of our common stock who wish to vote their shares will need to contact their nominee holder to obtain appropriate instructions in order to allow our transfer agent to validate their authority to vote their shares directly at the meeting.   Street name shareholders are shareholders who hold their common stock indirectly, through a bank, broker or other nominee.

What does it mean if I receive more than one mailed Notice Regarding Internet Availability of Proxy Materials?
If you receive more than one mailed Notice Regarding Internet Availability of Proxy Materials, your shares are registered differently in more than one account (for example, “John Doe” and “J. Doe”). To ensure that all your shares are voted, you should vote the shares represented by each Notice of Internet Availability of Proxy Materials via the internet or by telephone. Alternatively, you can request a paper copy of the proxy materials and a proxy card for each shareholder account registration and return all of the completed proxy cards by mail. To facilitate voting at future meetings, we encourage you to register all your accounts in the same name and address. You may do so by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., at the following address or toll free telephone number: Broadridge Corporate Issuer Solutions, Inc., Attn: Investor Relations Dept., P. O. Box 1342, Brentwood, NY 11717, 1-866-321-8022. You may also contact our Assistant Corporate Secretary, Kristy Adams Alfieri, for assistance at the Company's address and telephone number shown on page one of this proxy statement.

What is a broker nonvote?
Under stock exchange rules governing brokerage industry practices, a broker may generally vote the shares it holds for customers on routine matters, but requires voting instructions from the customer on other, nonroutine matters. Whether a matter is considered routine or non-routine is determined under applicable stock exchange rules. A broker nonvote occurs when a broker votes less than all of the shares it holds of record for any reason, including with respect to nonroutine matters where customer instructions have not been received. The “missing” votes in such a case are broker nonvotes.
Please note that under applicable brokerage industry rules for broker voting of shares, all director elections, whether or not contested, are considered nonroutine. Therefore, a broker may not vote its customer's shares in the election of directors (Proposal 1) without specific instructions from the beneficial owner. In addition, your broker will not have the authority to vote your shares on Proposal 2 (approval of the executive compensation) or Proposal 3 (recommendation as to frequency of future advisory votes on executive compensation) unless you provide voting instructions. If you hold your shares through a broker, please be sure to follow your broker's instructions on how to direct the voting of your shares at the annual meeting.
The ratification of the appointment of the Company's independent auditors is considered to be a routine matter for purposes of a broker's discretionary voting authority under current stock exchange rules. Therefore, a broker may vote uninstructed shares on Proposal 4 under its discretionary authority.

What constitutes a quorum for purposes of the annual meeting?
The presence at the annual meeting in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Proxies voted at the meeting, including those marked as “WITHHOLD” on the election of directors (Proposal 1) or "ABSTAIN" on any of the other three proposals will be treated as present at the meeting for purposes of determining a quorum.
Broker nonvotes are counted for determining a quorum to convene the meeting and for voting on routine matters (such as ratification of the appointment of the independent auditors) since the broker is entitled to vote those shares under its discretionary authority. On any matter considered to be nonroutine (such as the election of directors or the two advisory votes) broker nonvotes are not considered shares entitled to be voted by the broker, and therefore would not be counted for determining whether a quorum is present to vote on such matters.

What vote is required to approve matters at the annual meeting?
The election of directors (Proposal 1) will require the affirmative vote of a plurality of the votes cast. That means that the nominees who receive the highest number of vote totals for the number of vacancies to be filled will be elected as directors. Therefore, a vote to WITHHOLD authority from voting on any nominee will not affect the outcome of the election unless there are more nominees than there are vacancies to be filled.
Approval of the nonbinding resolution to approve the compensation of our Named Executive Officers (Proposal 2) will require that more votes be cast FOR the proposal than AGAINST. Therefore, abstentions will not affect the outcome of the vote on Proposal 2.
Approval of the nonbinding resolution to approve a frequency of one, two, or three years for future advisory say-on-pay votes of the shareholders (Proposal 3) will be determined by a plurality of the votes cast. Therefore, abstentions will not affect the outcome of the vote on Proposal 3.
Ratification of the appointment of the Company's independent auditors (Proposal 4) will require that more votes be cast FOR the proposal than AGAINST. Therefore, abstentions will not affect the outcome of the vote on Proposal 4.
If any other matter should be presented at the meeting, approval of such matter would generally require that more votes be cast in favor than opposed; abstentions and broker nonvotes would not affect the outcome.
Management of the Company is not aware at this time of any matter that may be submitted to vote of the shareholders at the annual meeting other than the election of directors, the advisory vote on our executive compensation, the advisory vote on the frequency of future advisory votes on executive compensation and ratification of the appointment of our independent auditors.

Do broker nonvotes affect the outcome of the shareholder votes on Proposals 1, 2, 3 or 4?
Because the election of directors (Proposal 1) is not the subject of an election contest and is by plurality vote, broker nonvotes at the annual meeting will not affect the outcome of the election of directors.
Broker nonvotes are not considered to be “votes cast” and therefore will not affect the outcome of the advisory vote on approval of executive compensation (Proposal 2) or on the vote to ratify the appointment of independent auditors (Proposal 4), nor will they affect the outcome of the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3), which is determined by plurality vote.

How does the Board recommend that I vote my shares?
The Board of Directors recommends that you vote FOR Proposal 1 to set the number of directors for the ensuing year at nine and to elect each of the nine nominees listed in this proxy statement; FOR the nonbinding resolution to approve the compensation of Company's Named Executive Officers (Proposal 2); FOR a frequency of EVERY THREE YEARS for future advisory votes on executive compensation (Proposal 3); and FOR ratification of the appointment of the independent accounting firm of Berry Dunn McNeil & Parker, LLC as the Company's external auditors for 2025 (Proposal 4).
If you request a paper copy of the proxy materials and return your proxy card by mail, your shares will be voted in the manner you indicate on the proxy card. If you sign and return your proxy card but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote your shares FOR each of the nominees for director, FOR Proposals 2 and 4, and FOR every three years on Proposal 3 and in accordance with the recommendations of the Board of Directors on any other matters that may be presented for vote of shareholders at the meeting.

How are proxies solicited?
Proxies are being solicited by internet posting of our proxy materials and by mail. Proxies may also be solicited by directors, officers or employees of the Company or our wholly-owned subsidiary, Union Bank (“Union” or the “Bank”), in person or by telephone, facsimile, or email. Those individuals will not receive any additional compensation for such solicitation.

Who pays the expenses for soliciting proxies?
The Company pays the expenses for soliciting proxies for the annual meeting. These expenses include costs relating to preparation, mailing and returning of proxies. In addition, we may reimburse banks, brokers or other nominee holders for their expenses in sending proxy materials to the beneficial owners of our common stock.

SHARE OWNERSHIP INFORMATION
Share Ownership of Management and Principal Holders
The following table shows the number and percentage of outstanding shares of the Company's common stock owned beneficially as of March 21, 2025 by:
•each incumbent director of the Company;
•each executive officer named in the 2024 Summary Compensation Table included elsewhere in this proxy statement;
•all of the Company's directors and executive officers as a group; and
•each person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), as amended (the "Exchange Act"), known to the management of the Company to own beneficially more than 5% of the Company's outstanding common stock.

Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.

Shareholder or Group	Shares Beneficially Owned		Percent of Class
Directors, Nominees and Named Executive Officers
Joel S. Bourassa	1,383		*
Dawn D. Bugbee	4,474		*
Jonathan J. Gould	8,490	(1)	*
Karyn J. Hale	5,927	(2)	*
Mary K. Parent	584	(3)	*
Nancy C. Putnam	3,740	(4)	*
Gregory D. Sargent	1,333	(5)	*
Timothy W. Sargent	3,145		*
David S. Silverman	32,138	(6)	*
Janet P. Spitler	773	(7)	*
Cornelius J. Van Dyke	4,087	(8)	*

All Directors, Nominees and Executive Officers as a Group
(14 in number)	81,408		1.79

5% or more Shareholders
Richard C. Sargent	460,840	(9)	10.15
Susan Hovey Mercia	388,976	(10)	8.57
FMR LLC/Abigail P. Johnson	283,097	(11)	6.24
Walter M. Sargent Revocable Trust	240,119	(12)	5.29
____________________
*    Denotes less than one percent (1%) of class.
(1)Mr. Gould has shared voting and investment power over all of the shares listed.
(2)Ms. Hale has shared voting and investment power over all of the shares listed.
(3)Ms. Parent has shared voting and investment power over all of the shares listed.
(4)Ms. Putnam has shared voting and investment power over 2,500 shares and sole voting and investment power over 1,240 shares, which are held in the Nancy C. Putnam Revocable Trust of which Ms. Putnam is grantor and trustee.
(5)Mr. Sargent has shared voting and investment power over all of the shares listed.
(6)Mr. Silverman has shared voting and investment power over all of the shares listed.
(7)All 773 shares are held in the Spitler Living Trust of which Ms. Spitler is grantor and trustee jointly with her husband.
(8)Includes 3,687 shares held in the Cornelius J. Van Dyke Revocable Trust of which Mr. Van Dyke is settlor and trustee and 400 shares held in the Carol Phillips Hillman Revocable Trust, of which Mr. Van Dyke's wife is settlor and trustee.
(9)Mr. Sargent has shared voting power over 460,840 of the shares listed. The total includes 162,000 shares held by the Copley Fund, a charitable trust of which Mr. Sargent serves as co-trustee. Mr. Sargent does not have any beneficial interest in the fund and disclaims beneficial ownership of all 162,000 shares held by the fund. The total also includes 240,119 shares held by the Walter M. Sargent Revocable Trust, of which Mr. Sargent and members of his family are beneficiaries and of which he is one of three co-trustees.
(10)Ms. Mercia has shared voting and investment power over all 388,976 of the shares listed.
(11)Share information as of December 31, 2024 (the most recently available information included on the Schedule 13G filed with SEC on February 12, 2025) and the percentage calculation is based on shares outstanding on March 21, 2025.

(12)All 240,119 shares are included in the share total disclosed elsewhere in this table as beneficially owned by Richard C. Sargent, who is one of three co-trustees of the Trust and of which he and members of his family are beneficiaries.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company's executive officers, directors and ten percent or more shareholders to file electronically with the Securities and Exchange Commission (“SEC”) reports of their ownership and changes in ownership of the Company's equity securities. Based solely on its review of Section 16 reports filed electronically or on written representations from certain reporting persons that no filings were required for them, the Company believes that during 2024 all Section 16(a) filing requirements applicable to its officers, directors and ten percent or more shareholders were timely complied with, except for the following: one late Form 4 report for each of the following officers who are subject to reporting obligations under Section 16(a) of the Exchange Act: David Silverman, Karyn Hale, Jonathan Gould, Patricia Hogan, Stephen Kendall, Vincent Schoenig and Carrie Locklin. Each such late Form 4 pertained to the relinquishment of shares for tax liability as permitted under the Company's 2014 Equity Incentive Plan, as amended was filed for each of the following executive officers of Union:

PROPOSAL 1: TO ELECT DIRECTORS
The Company's Amended and Restated Articles of Association and Bylaws provide for a Board of at least three directors, with the exact number to be fixed from time to time by the directors or shareholders. The Board of Directors currently consists of nine individuals and the Board has recommended that the number of directors be set at nine and that all of the incumbent directors stand for re-election to a one year term. Accordingly, the shareholders are being asked to fix the number of directors at nine, or such lesser number as circumstances require should any of the nominees be unable to serve, and to elect each of the nine nominees listed below to a one year term.

The table below contains certain biographical information about each of the nine incumbent directors standing for reelection to the Board. Additional biographical information for each of them is set forth following the table under the caption “Director Qualifications.”

Name and Age	Served as Director Since (1)	Principal Occupation for Past Five Years

Joel S. Bourassa, 67	2019	General Manager, Eagle Mountain House; 2022-present
Jackson, NH
Chief Operating Officer, Attitash Mountain Service Company; 2020-2022
North Conway, NH
General Manager, Attitash Mountain Village; 2019-2020
Bartlett, NH

Dawn D. Bugbee, 68	2016	Retired Previously, Vice President and Chief Financial Officer, Green Mountain Power Corporation Colchester, VT

Mary K. Parent, 49	2023	Attorney at Law, Downs, Rachlin & Martin 2005 - present St. Johnsbury, VT

Nancy C. Putnam, 69	2018	Retired Previously, CPA, Marckres Norder & Company, Inc. (accounting firm) Morrisville, VT

Gregory D. Sargent, 65	2021	Retired Previously Principal and CPA, Kittell Branagan and Sargent (accounting firm) St. Albans, VT

Timothy W. Sargent, 49	2011	Attorney at Law, Sargent Law Office, PLLC Morrisville, VT

David S. Silverman, 64	2011	President and Chief Executive Officer Union Bankshares, Inc. and Union Bank Morrisville, VT

Janet P. Spitler, 65	2022	Retired Previously, Chief Financial Officer, Evernorth, f//k/a Housing Vermont; 2015-2024 Burlington, VT

Cornelius J. Van Dyke, (Chair) 71	2010	Retired Previously, Search and Rescue Coordinator, Vermont Department of Public Safety; 2013 - 2022 Previously, President and General Manager, Golden Eagle Resort Stowe, VT
____________________
(1)Each incumbent director is also a director of Union Bank; years of service do not include any prior years of service on the Board of Union Bank.

Director Qualifications
Community banking is about being a good member of the communities we serve and providing quality customer service and products, while ensuring that the interests of our shareholders and employees are satisfied and our regulatory requirements are met. The Company's Board meets at least quarterly, and Union Bank's Board meets monthly, to strategize, guide and monitor the activities of the Bank to achieve these goals. We rely on our directors for their strategic vision, business acumen and knowledge of local markets and opportunities. All of our directors live or work in the communities we serve and bring a unique set of talents, perspectives and backgrounds to our Board. They have been active members in organizations of their choice and interest over their lifetimes, usually in a leadership position, which has added to their reputations as respected individuals. Our directors include long-standing members of the Board who have served through many economic cycles, technological advancements, regulatory changes and periods of Company growth.
The information below summarizes the specific experience, qualifications, attributes and skills that led our Board to conclude that the individual should serve on the Company's Board. We believe that in their professional and personal lives and through their Board service, each has demonstrated sound judgment, leadership capabilities, high ethical standards and a strong commitment for service to the Company.

Joel Bourassa joined the Company's Board in 2019 and has served on Union Bank's Board since 2018. In 2022 Joel became the General Manager for Eagle Mountain House, a hotel located in Jackson, New Hampshire. Prior to this role, Joel served as the Chief Operating Officer for Attitash Mountain Service Company from 2020 through 2022 and was the General Manager at Attitash Mountain Village in Bartlett, New Hampshire. Joel was previously the Regional Director of Resorts for Vacation Resorts International, with responsibilities that included the management oversight of resort properties in Lake Placid, New York, Stowe, Vermont and two entities in Lincoln, New Hampshire. In 2023, Joel was elected to the Mount Washington Valley Chamber of Commerce and the Jackson Ski Touring Foundation. He also formerly served as the International Director for the Ski New Hampshire Association. He received his undergraduate degree in business administration/marketing from Southern New Hampshire and Plymouth State Universities. Joel previously served as Chair of both the Board of Selectman for the Town of Woodstock, New Hampshire and the Board of Trustees for Lincoln-Woodstock Ambulance Service. He also served as President of the Lincoln-Woodstock Rotary Club, was a founding member and Director of The Bridge Project, a community service organization in the Lincoln-Woodstock area, and is a past President of the Lincoln-Woodstock Chamber of Commerce. Joel previously served on Union's Northern New Hampshire advisory board and Union's Asset Management Group Committee. His years of experience in the tourism business in New Hampshire and years of community service in Lincoln and Woodstock, New Hampshire provide valuable knowledge and insight to the Board. Joel serves on the Compensation Committee.

Dawn Bugbee joined the Company's Board in 2016 and has served on Union Bank's Board since 2015. She retired in December 2019 as a Vice President and Chief Financial Officer for Green Mountain Power Corporation, which prior to its acquisition in 2007 by Gaz Metro, L. P. was a publicly-traded, SEC reporting company. Prior to March 2006 she was the Chief Financial officer at Northwestern Medical Center (NMC) in St. Albans, Vermont, and returned on an interim basis to serve as NMC's Chief Administrative Officer from March 2020 through December 2020. She is a certified public accountant (CPA) (inactive license) and holds a Bachelor of Science degree from Castleton University. Recently, Dawn completed her 10 year appointment serving NMC's Board of Directors and as Chair of its finance committee. Dawn is a past Trustee of Champlain College in Burlington, a gubernatorial appointee to the Vermont Education and Health Building Financing Agency (VEHBFA), a member of the Boards of United Way of Chittenden County and Goodwill of Northern New England and is a Rotarian in the St. Albans and Colchester Rotary clubs. Dawn's years of experience as Chief Financial Officer and knowledge of SEC reporting requirements add valuable strength to the Board. Dawn previously served on the Company's Audit Committee and is currently the Chair of Compensation Committee.

Mary Parent joined the Company's Board in 2023 and has been a Union Bank director since 2022. Mary is currently serving as a Director and Chair of the Business Law Group for Downs Rachlin Martin PLLC in St. Johnsbury, Vermont. Mary holds a law degree from Boston College Law School (Boston, MA) and a Bachelor of Arts in biological sciences from Smith College (Northampton, MA). She is an active member in the local community. She serves as a Corporator of the Northeastern Vermont Regional Hospital (NVRH) and as a community volunteer on NVRH's Philanthropy Committee. She recently completed her terms as both a Trustee and Chair of the Board of Trustees of NVRH. She also serves as a Corporator of the St. Johnsbury Development Fund. She previously served as the President of the Board of Directors of the St. Johnsbury Chamber of Commerce and Vice-Chair of the Fairbanks Museum Board of Trustees, as well as on several other non-profit boards. She is a member of both the Vermont and

New Hampshire Bar Associations. Mary serves on Union Bank’s Wealth Management Group Committee and its Executive Loan Committee.

Nancy Putnam joined the Company's Board in 2018 and has served on Union Bank's board since 2017. Nancy retired from Marckres Norder and Company, an accounting firm in Morrisville, in 2017, where she practiced as a CPA for 21 years. Prior to this, Nancy was Vice President and Trust Officer for the former Franklin Lamoille Bank in Morrisville, Vermont. Nancy is active in the community, having served on the executive, compensation, and finance committees of the Board of Trustees of Copley Hospital, where she also served as Board chair for two years. Nancy is a past member of the finance committee for the Town of Cambridge and volunteered with the Smuggler's Notch Adaptive Ski Program and serves as Treasurer of both the Bryan Memorial Gallery and the Cambridge Food Shelf. Nancy's considerable experience as a CPA and previous community bank experience add valuable insight to our Board. Nancy currently serves as Chair of the Audit Committee and serves on Union's Wealth Management Committee. Nancy is the designated "audit committee financial expert" and as such is the Audit Committee representative on the Company's Disclosure Control Committee.

Gregory (Greg) Sargent joined the Company's Board in 2021 and has been a Union Bank director since 2020. Greg is the former managing director of Kittell Branagan and Sargent, a public accounting and consulting firm in St. Albans, Vermont where he has practiced as a CPA since starting the firm in 1986. Before being appointed managing director, Greg was in charge of the firm’s quality control system. Greg currently serves as the treasurer for the Vermont Arts Council and Northwestern Medical Center, and has previously been a member of several nonprofit boards in northwestern Vermont, holding positions of treasurer and president. Greg is a graduate of Southern New Hampshire University and earned a Bachelor of Science degree in accounting. He is a member of the Vermont Society of CPAs and the American Institute of Public Accountants. Greg’s considerable experience as a CPA and knowledge of our important local markets adds valuable insight to the Board. Greg serves on the Company's Audit Committee and Union’s Wealth Management Committee.

Timothy Sargent joined the Company's Board in 2011 and has served as the Board's Vice Chairman since 2019. He has served on Union Bank's Board since 2010. Tim holds a law degree from Vermont Law School (South Royalton, Vermont) and a Bachelor of Science from Bates College (Lewiston, Maine). Tim is the principal attorney at Sargent Law Office, PLLC, located in Morrisville, VT and has been with the firm for over twenty years. He is an active member in the local community and cares very deeply about the economic health and vitality of the region. Tim served more than eight years as Trustee on the Morrisville Water & Light Department, was a Rotarian for a number of years with the Morrisville Rotary Club (in which he was president) and on the Board of Directors for the "start-up" Morrisville Food Cooperative here in Morrisville, Vermont. Tim currently sits on the Ron Terrill Scholarship Fund, which awards annual college scholarships to local graduating high school students in the immediate region. The Company values Tim's legal insights, knowledge of local businesses and perspectives. Tim serves on the Company's Audit Committee and Union's Executive Loan Committee.

David Silverman became President of the Company and the Bank on April 1, 2011 and CEO of both in May 2012. He was appointed to the Bank's Board of Directors in November 2010 and elected to the Company's Board at the 2011 annual meeting. David has been with the Bank for 38 years and before becoming President, served in many capacities, including as Vice President of the Company and Senior Vice President and Senior Loan Officer of the Bank. David has been active in the community having served on the Boards of the Stowe Area Association, Lamoille County Mental Health Services, the Morristown Development Review Board and the Lamoille Economic Development Corporation. He also served as Chair of the Board of Lamoille Health Partners (f/k/a Community Health Services of the Lamoille Valley) for eight years and on the Executive Committee of the Vermont Bankers Association. He recently concluded a ten-year term on the Copley Hospital Board of Trustees where he previously served as Chair and continues to serve as a Trustee of the Vermont State College system. David's many years of service to the Company in various positions, and his day-to-day leadership since becoming CEO in 2012 provide the Board with the benefit of his thorough knowledge of the Company's business operations, markets and strategic challenges and opportunities. David serves on the Company's Disclsoure Control Committe, the Bank's Wealth Management Committee and Executive Loan Committee, and all three of the Bank's local advisory boards.

Janet Spitler joined the Company's Board in 2022 and has been a Union Bank director since April 2021. Janet retired at the end of 2024 as the Chief Financial Officer for Evernorth, a nonprofit organization that develops and finances housing and other community investment projects for low and moderate income people across northern New England. Janet is also a member of the board of directors of the Vermont Community Loan Fund. Janet has 24 years of banking experience and was previously CFO and Executive Vice President for publicly traded Merchants Bancshares, Inc., and its subsidiary Bank, Merchants Bank. She has also served as past Board member and Board chair of Housing Vermont (a predecessor to Evernorth) and previously served on the boards of VSECU and the Humane Society of Chittenden County. Janet is also a past member of the United Way’s Women’s Council and the Vermont Tax Advisory Board. Janet is a graduate of William Smith College and Syracuse University. Janet’s considerable experience in banking and finance and knowledge of SEC reporting requirements adds valuable insight to our Board. Janet serves on the Company's Audit and Compensation Committees.

Neil Van Dyke from Stowe, Vermont joined the Board in 2010 and was elected Chair of the Board in May 2019. He had previously served as Vice Chair since 2016 and has served on Union Bank's Board since 2009. Neil adds a unique perspective to the Company's complement of Board members as a previous long-time owner of a large resort property in Stowe. He joined the staff of the Golden Eagle Resort in 1979 and served as its President and was a co-owner until its sale in September of 2014. In 2022, Neil retired as the Search and Rescue Coordinator for the Vermont Department of Public Safety, a position he held since 2013. He holds a Bachelor of Arts degree from Dartmouth College and a Master of Science with a concentration in recreation management from SUNY College of Environmental Science and Forestry. Neil was actively involved on the board of the Stowe Area Association 1982 through 2014, and is the founder of Stowe Mountain Rescue, where he was a team leader from 1980 through 2020. He has also served as a member of the Stowe Select Board from 2010 to 2020. Neil served as a director of the former Franklin Lamoille Bank and on the Vermont advisory board of its former parent company, Banknorth from 1998 until 2006. Neil's extensive education and experience in the travel and tourism business, which is an important business segment in our markets, as well as his prior bank board involvement, add further depth to our Board. In addition to serving as Board Chair, he also serves on the Company's Compensation Committee.

Director’s Compensation
Directors’ fees, committee fees and advisory board member fees for service on the Boards of the Company and Union Bank are determined annually by the Company’s Board of Directors, upon recommendation of the Compensation Committee ("Committee"). The appropriateness of the fees paid and the fee structure are reviewed on a periodic basis by the Committee or the Company’s Board based on published surveys, consultant recommendations and available information on the director compensation practices of other financial institutions.
In setting director compensation, the Compensation Committee and Board are guided by the framework outlined in the Company’s Director and Advisory Board Compensation Policy (the “Director Compensation Policy”). As described below, for 2024, compensation for the nonemployee directors consisted of cash payments and an equity award. Mr. Silverman, who serves as a director of the Company and the Bank, does not receive compensation for such service, other than the annual cash retainer for Company Board service.

Director fees paid in cash for 2024 services consisted of retainers for Board and committee service. Directors also received a grant of restricted stock units (RSUs) with an approximate grant date value of $11,900. The schedule of fees in effect during 2024 for our nonemployee directors was as follows:

2024 Company Director Fees			2024 Bank Director Fees
Annual Retainer	$12,500		Annual Retainer	$26,000
Board Chair Additional Retainer	5,700		Board Chair Additional Retainer	5,700
Vice Chair Additional Retainer	1,200		Vice Chair Additional Retainer	1,200
Audit Committee Annual Retainer	4,000		Loan Committee Annual Retainer	2,500
Audit Committee Chair Additional Retainer	4,000		Wealth Management Committee Annual Retainer	2,000
Disclosure Control Committee Annual Retainer	4,600		Wealth Management Committee Chair Additional Retainer	1,200
Compensation Committee Annual Retainer	4,000		401(k) Committee Annual Retainer	400
Compensation Committee Chair Additional Retainer	4,000		Special Meetings - All Day	900
Equity Compensation	11,900	(1)	Special Meetings - 1/2 Day	500
____________________
(1)Actual equity grant is based on grant date closing price of the Company's common stock, as reported on the NASDAQ Stock Market, rounded up to the next whole share.

In accordance with the Company’s Director Compensation Policy and as permitted under the terms of the 2014 Equity Incentive Plan, as amended, equity compensation was awarded to the Company’s nonemployee directors in 2024 in the form of RSUs. Each RSU awarded represents the right to receive one share of the Company’s common stock subject to continued Board service through the vesting period, which expires on May 20 2025. The number of RSU’s awarded was calculated using a dollar amount of $11,900, divided by the closing price of the Company stock on the May 15, 2024 grant date ($25.51 per share), rounded up to the next whole share. This resulted in an equity award of 467 RSUs to each nonemployee director of the Company. On the May 20, 2025 vesting date, the RSUs will be settled in Company common stock on a one to one basis. Unvested RSUs will be forfeited in the event the nonemployee director terminates service as a Company director prior to the vesting date, other than in the event of his or her disability or death, as provided under the terms of the award. No separate equity award was made for service on the Board of Union Bank.
Company and Union directors are eligible to participate in the Company’s 2020 Amended and Restated Executive Nonqualified Excess Plan, a nonqualified defined contribution plan which permits participants to elect to defer receipt of current cash compensation from the Company or Union in order to provide retirement or other benefits as selected in the individual adoption agreements. Additional information about the plan is contained elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION - Deferred Compensation Plans.” Fees deferred during 2024 are reflected as Fees Earned or Paid in Cash in the 2024 Director Compensation Table below.

The following table lists the annual compensation paid or awarded during 2024 to the Company’s incumbent nonemployee directors for service on the Boards of the Company and Union:
2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)(3)	Total ($)

Joel. S. Bourassa	$45,758	$11,913	$—	$57,671
Dawn D. Bugbee	50,158	11,913	—	62,071
Mary K. Parent	44,800	11,913	—	56,713
Nancy C. Putnam	54,900	11,913	—	66,813
Gregory D. Sargent	48,542	11,913	—	60,455
Timothy W. Sargent	47,742	11,913	—	59,655
Janet P. Spitler	49,342	11,913	—	61,255
Cornelius Van Dyke	57,408	11,913	—	69,321
____________________
(1)Includes fees paid to the named individuals for service on the Boards of Directors and committees of both the Company and Union Bank throughout 2024. The annual cash retainer paid to President and CEO David Silverman during 2024 for service on the Company's Board is disclosed in the 2024 Summary Compensation Table. Mr. Silverman did not receive any committee fees or equity award for his service on the Company's Board, nor did he receive any fees for serving on the Board of Union Bank or its committees, or advisory boards.
(2)For each of the named individuals, represents the number of RSUs granted (467) multiplied by the closing price of the Company’s common stock on the grant date (May 15, 2024), as reported on the NASDAQ Stock Market ($25.51). All of such RSUs will be settled in common stock upon expiration of the vesting period on May 20, 2025, subject to satisfaction of the service requirement. As of December 31, 2024 the RSU grants reflected in the table were the only outstanding equity grants held by the named individuals.
(3)Does not include earnings on deferred compensation under the Company’s 2020 Amended and Restated Executive Nonqualified Excess Plan, as such earnings were not paid or accrued at an above market or preferential rate.

Attendance at Directors' Meetings
During 2024, the Company's Board of Directors held ten regular meetings. All incumbent directors attended 90% of the aggregate of all such meetings and meetings of Company Board committees of which they were members. In addition to serving on the Company's Board, each of the Company's directors also serves on Union Bank's Board, which meets monthly, and on Bank Board committees.

Director Independence
The Board of Directors has determined that each of the incumbent directors is independent within the meaning of The NASDAQ Stock Market LLC ("NASDAQ") rules for listed companies, except Mr. Silverman due to his status as a current employee and executive officer of the Company. Under these rules, factors that cause a director to be considered not independent include the existence of a material relationship with the listed company that would interfere with the exercise of independent judgment, among other factors. An employment relationship with the Company or the Bank within the past three years is deemed to constitute such a material relationship.

Related Party Transactions
Certain of our directors and executive officers, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated, are, or during 2024 were, customers of Union Bank in the ordinary course of business. As permitted by applicable law, these persons may have had loans outstanding during 2024, and it is anticipated that these persons and their associates will continue to be customers of and indebted to Union Bank in the future. All of these loans were made in the ordinary course of business, and did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons and, where required by law, received prior approval by Union Bank’s Board of Directors. At December 31, 2024, these loans totaled approximately $127 thousand. None of these loans to directors, executive officers, or their associates are past due, in a nonperforming status, or have been restructured to provide a reduction or deferral of interest or principal, or other financial accomodations, due to deterioration in the financial position of the borrower.

Board Committees and Corporate Governance
As further described below, the Company's Board of Directors has three standing committees, the Audit Committee the Compensation Committee, and the Nominating and Corporate Governance Committee.
Audit Committee. The Audit Committee comprises Directors Nancy Putnam (Chair), Greg Sargent, Timothy Sargent and Janet Spitler. NASDAQ rules for listed companies and applicable securities laws require that the Company have an Audit Committee consisting of at least three directors, each of whom is independent. NASDAQ rules also require that all members of a listed company's audit committee be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and require that at least one member of the committee qualify as “financially sophisticated,” based on past employment experience in finance or accounting, professional accounting certification or other comparable experience or background. Similarly, SEC rules require listed companies to disclose whether at least one member of the company's audit committee qualifies as a “financial expert.” The Board of Directors, in its discretion, and based on all of the information available to it, has determined that each of the members of the Audit Committee is independent under applicable legal standards, that each is able to read and understand fundamental financial statements and that Ms. Putnam, with her bank experience and public accounting experience, is “financially sophisticated” within the meaning of the NASDAQ rules and is an “audit committee financial expert” within the meaning of applicable SEC rules.
The Audit Committee is responsible for selecting the independent auditors and determining the terms of their engagement, for reviewing the reports of the Company's internal and external auditors, for monitoring the Company's adherence to accounting principles generally accepted in the United States of America and for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and its system of internal controls. In addition, the Audit Committee has established procedures for the confidential reporting of complaints (including procedures for anonymous complaints by employees) on matters of accounting, auditing or internal controls. A copy of the Audit Committee's charter, as revised most recently in 2025, is posted on the Investor Relations page of the Company's website at www.ublocal.com.
During 2024, the Company's Audit Committee met seven times. A report of the Audit Committee on its 2024 activities is included elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”
Compensation Committee. The Compensation Committee comprises Directors Dawn Bugbee (Chair), Joel Bourassa, Janet Spitler, and Neil Van Dyke. The Board has determined that each of such directors is independent under applicable NASDAQ rules for listed companies. The Compensation Committee evaluates, reviews and makes decisions or recommendations to the Board of Directors on executive salary levels, bonuses, equity-based compensation, including stock option and RSU awards, and benefit plans. The Committee also annually reviews our director compensation program and makes recommendations to the Board regarding any changes. A copy of the Compensation Committee's charter, as approved most recently in 2025, is posted on the Investor Relations page of the Company's website at www.ublocal.com.
During 2024, the Compensation Committee met ten times. A report of the Compensation Committee on its 2024 activities is set forth elsewhere in this proxy statement under the caption “COMPENSATION COMMITTEE REPORT.”
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee comprises all of the Company's independent directors (all directors other than Mr. Silverman, who is not considered independent due to his current position as an executive officer of the Company and Union Bank). The independence of the Committee’s members is determined under applicable NASDAQ standards for listed companies. The purposes of the Committee are to identify and recommend individuals qualified to become members of the Boards of Directors of the Company and Union Bank and executive officers of the Company, to develop qualifications and criteria for the selection and evaluation of such individuals, and to perform such other duties pertaining to matters of corporate governance as the Board may delegate to it from time to time. A copy of the Nominating and Corporate Governance Committee’s charter, as approved most recently in 2022, is posted on the Investor Relations page of the Company’s website at www.ublocal.com.
Under these qualification standards directors and director candidates should possess the following attributes:
•Strong personal integrity;
•Previous leadership experience in business or administrative activities;
•Ability and willingness to contribute to Board activities, committees, and meetings;
•Willingness to apply sound and independent business judgment;
•Loyalty to the Company and concern for its success;
•Awareness of a director's role in the Company's corporate citizenship and image;
•Willingness to assume broad, fiduciary responsibility;
•Willingness to become familiar with the banking industry and regulations;
•Familiarity with the Company's service area; and
•Qualification as an independent director under applicable NASDAQ rules for listed companies.
Although the Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board consists of members with diverse backgrounds and viewpoints, including diversity of skills and experience, with a focus on appropriate financial and other expertise relevant to the Company's business, its geographic location throughout our market area and community service. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment, personal integrity and commitment to the Company's success. For a discussion of the individual experience and qualifications of our directors please refer to the section above under caption “Director Qualifications.”
In reviewing the composition of the Board, the directors are also mindful of the requirement that at least a majority of the directors must be independent under NASDAQ criteria for listed companies, and of the requirement under SEC rules and NASDAQ listed company criteria that at least one member of the Audit Committee must have the qualifications and skills necessary to be considered an “audit committee financial expert.”
The process followed by the independent directors to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and, if warranted following preliminary evaluation, interviews of selected candidates.
All incumbent nominees for election at the annual meeting were deemed by the independent directors to meet the criteria for Board membership. During 2024, the independent directors met four times to perform their nominating and other functions pertaining to corporate governance matters.

Board Leadership Structure and Role in Risk Oversight
The Company currently has a Chairman of the Board separate from the CEO. Our commitment to independent oversight is demonstrated by the fact that, except for Mr. Silverman, all of our directors are considered independent. The Board believes that its structure, with a nonemployee Chairman providing leadership, helps to ensure that the Board discharges its independent oversight function by enabling nonemployee directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman presides at meetings of the Board, including executive sessions and also serves as a liaison between the Board and senior management. Separation of the positions of Chairman and CEO permits the CEO to better focus on his management responsibilities and on expanding and strengthening our franchise. While the CEO’s leadership role is respected as to the day-to-day management and operations of the Company and the Bank, the Chairman’s independence provides meaningful and appropriate oversight in fulfilling the fiduciary responsibilities of the Board and representing the interests of the Company’s stockholders.
Risk is inherent in every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, reputation risk and cyber risk. As a one-bank holding company much of our risk management process takes place at the Bank level, where all of the Company's incumbent directors also serve on the Bank's Board. Union Bank's enterprise-wide risk management processes are designed to bring to the Board's attention material risks and to facilitate the Board's understanding and evaluation of those risks, as well as its decision-making process in overseeing how management addresses them.
The Board performs its risk oversight function in several ways. The Board establishes standards for risk management by approving policies and procedures that address and mitigate the Company's most material risks. These include policies addressing credit and investment risk, interest rate risk, liquidity risk, risks relating to Bank Secrecy Act/Anti-Money Laundering compliance, cyber security risk, and risks related to emergency situations. The Board also monitors, reviews and reacts to our risks through various reports presented by management, internal and external auditors and bank regulatory examiners.
In addition, Board committees, both at the Bank and Company Board level, provide risk oversight in discrete areas. In particular, at the holding company level the Audit Committee plays a central role in risk oversight of the Company's accounting, auditing and financial reporting practices and its system of internal controls. A description of the Audit Committee's 2024 activities is contained elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”

Codes of Ethics
The Board expects all of its directors, officers and employees to maintain the highest standards of professionalism and business ethics. All directors, officers and employees are required to adhere to the Company's Code of Ethics, which is contained in the Union Bank Employee Handbook. In addition, Mr. Silverman and Vice President and Chief Financial Officer ("CFO") Karyn Hale are subject to a separate Code of Ethics for Senior Financial Officers and the Chief Executive Officer. Copies of both Codes of Ethics are posted on the Investor Relations page of the Company's website at www.ublocal.com.

Insider Trading
The Company's Insider Trading policy sets forth general standards for the Company and its officers, directors, and certain employees with respect to engaging in transactions in the Company's securities and is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any listing standards applicable to the Company. The policy applies to the directors and officers of the Company and Union as well as as certain employees who are likely to be in possession of material nonpublic information due to the nature of their work. Under policy guidelines, no director or executive officer or any of their immediate family members or controlled entities may purchase or sell, or offer to purchase or sell, any Company security while in possession of material nonpublic information about the Company.
To facilitate compliance and avoid inadvertent violations, the Company’s directors and officers are also strongly encouraged to inform the Compliance Officer in advance of any acquisition or disposition of Company stock, whether or not the insider believes that he or she may have material nonpublic information.
The Company’s directors and officers are prohibited from trading in the Company's securities during quarterly or other blackout periods, as defined below. Generally, the Company’s Chief Executive Officer or the Compliance Officer will notify directors and senior officers by email prior to the beginning of a blackout period and at the end of such period. Directors and officers are generally permitted to trade in the Company's securities when no blackout period is in effect and they are not otherwise in possession of material nonpublic information.

The Company does not time nor does it plan to time the release of material, non-public information for the purpose of affecting the value of employee or Board of Director compensation. During 2024, the Company did not grant stock options (or similar awards) to any named executive officer during any period beginning four business days before and ending one day after the filing of any Company’s periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

Securities Hedging
The Company has not adopted any practices or policies prohibiting directors, officers or other employees or their designees from purchasing financial instruments, or otherwise engaging in transactions for the purpose of hedging or offsetting any decrease in the market value of the Company’s stock. However, the Company has adopted insider trading guidelines, as described above, and has informed its directors and officers of certain stock trading prohibitions under applicable law, including the prohibition under section 16(c) of the Exchange Act against insiders engaging sales of common stock that they do not own (“short sales”) or if owned, failing to deliver the sold shares within 20 days or to deposit them in the mail within five days after the sale (“sales against the box”).

Shareholder Recommendations for Board Nominations
Shareholders of record wishing to recommend individuals to the Nominating and Corporate Governance Committee for consideration by the Committee as possible director nominees should submit the following information, in writing, at least ninety days before the annual meeting of shareholders:
•the name, address and share ownership of the shareholder making the recommendation;
•the proposed nominee's name, address, age, biographical information and number of shares beneficially owned (if available);
•a description of the particular experience, attributes or skills that qualify the individual to serve as a director of the Company; and
•any other information that the recommending shareholder believes may be pertinent to assist in evaluating the nominee.
The information should be delivered in person to the Assistant Corporate Secretary, Kristy Adams Alfieri, at the main office of Union Bank, 20 Lower Main Street, Morrisville, Vermont, or mailed to: Chairman, Nominating and Corporate Governance Committee, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The Committee will use the same criteria to evaluate an individual recommended by a shareholder as they do other potential nominees. The recommending shareholder will be notified of the action taken on his or her recommendation.
Any beneficial owner of shares who is not a shareholder of record who wishes to recommend a person for consideration by the Committee as a board nominee must make appropriate arrangements with such owner's nominee (record) holder to submit the recommendation through such nominee.
During the course of evaluating a potential nominee, the Committee may contact him or her for additional background and other information as they deem advisable, and may choose to interview the potential nominee in an effort to determine his or her qualifications under the specified criteria, as well as his or her understanding of director responsibilities. The independent directors will then determine if they will recommend the nominee to the shareholders. No person will be nominated by the Committee unless he or she consents in writing to the nomination and to being named in the Company's proxy statement and agrees to serve, if elected.
There is a separate process, under the Company's Bylaws, apart from recommendations to the Committee, for shareholders to present nominations for directors from the floor at the annual meeting. See "SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS - Bylaw Requirements for Shareholder Nominations and Other Proposals" on page 35.

Attendance at Annual Meeting of Shareholders
The Board of Directors has adopted a policy stating that incumbent directors are expected to attend the annual meeting of shareholders, absent exigent circumstances, such as illness, family emergencies and unavoidable business travel. Last year, all nine of the incumbent directors attended the annual meeting.

Communicating with the Board
Shareholders who wish to do so may communicate in writing with the Board of Directors, its committees, or individual directors regarding matters relating to the Company's business operations, financial condition or corporate governance.

Any such communication should be addressed to the Board of Directors, or Board committee or individual director, as applicable, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The correspondence will be forwarded to the addressee for review and response, as appropriate in the circumstances.

Vote Required to Approve Proposal 1
Election of directors is by a plurality of the votes cast.
Unless authority is withheld, proxies solicited hereby will be voted to fix the number of directors at nine and in favor of each of the nine nominees listed above to serve a one year term expiring at the 2026 annual meeting of shareholders, or until their successors are elected and qualify. If for any reason not now known by the Company any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or will be voted to fix the number of directors at fewer than nine and for fewer than nine nominees, as the Board may deem advisable in its discretion.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors (“Board”), the Audit Committee of Union Bankshares, Inc. (the “Company”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.
The Audit Committee is comprised of Nancy Putnam (Chair), Timothy Sargent, Gregory Sargent and Janet Spitler. The Board has determined that each member of the Committee satisfies the independence requirements of the NASDAQ listing standards, that each member of the Committee is financially literate, knowledgeable and qualified to review financial statements, and that Ms. Nancy Putnam has the attributes of an “audit committee financial expert” as defined by the regulations of the Securities and Exchange Commission (SEC).
In 2024, the Audit Committee appointed Berry, Dunn, McNeil & Parker, LLC. ("BerryDunn"), an independent registered public accounting firm, to perform the audit of our consolidated financial statements for the year ended December 31, 2024. The appointment was ratified by the Board and the shareholders.
The Audit Committee has reviewed and discussed, both with management and with BerryDunn, the Company's audited consolidated financial statements, as of and for the year ended December 31, 2024. The Audit Committee has also discussed with management its assertion on the design and effectiveness of the Company's internal control over financial reporting, as of December 31, 2024. Management has the responsibility for the preparation of the Company’s consolidated financial statements and for assessing the effectiveness of internal controls over financial reporting; the independent registered public accounting firm has the responsibility for the audit of the consolidated financial statements and for expressing an opinion on whether such financial statements are in conformity with generally accepted accounting principles in the United States of America. The independent registered public accounting firm reports directly to the Audit Committee, which meets with the independent auditors on a regular basis, in separate executive sessions when appropriate. In 2024, the Audit Committee met seven times.
The Audit Committee has also discussed with the independent auditors the matters required to be communicated to the Audit Committee in accordance with generally accepted audit standards, including the auditors’ judgment regarding the quality, as well as the acceptability of the Company’s accounting principles, as applied in its financial reporting. The Audit Committee has received and reviewed the written disclosures from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence from the Company and its management. The Committee has determined that the services performed by BerryDunn are compatible with maintaining that firm’s independence in connection with serving as the Company’s independent auditors.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
Submitted by the Union Bankshares, Inc. Audit Committee
Nancy C. Putnam (Chair)
Timothy W. Sargent
Gregory D. Sargent
Janet P. Spitler

EXECUTIVE OFFICERS
The following table sets forth certain information regarding the Company's current executive officers:

Name and Age	Position(s) with the Company and Subsidiary

David S. Silverman, 64	President, CEO and a Director of the Company and Union Bank

Karyn J. Hale, 55	Vice President, Treasurer, and CFO of the Company and Executive Vice President, CFO and COO of Union Bank

Jonathan J. Gould, 65	Executive Vice President, Senior Commercial Loan Officer of Union Bank

Patricia N. Hogan, 62	Executive Vice President, Senior Risk Officer of Union Bank

Stephen H. Kendall, 62	Executive Vice President, Senior Residential and Consumer Loan Officer of Union Bank

Vincent W. Schoenig, 60	Executive Vice President, Senior Information Technology and Operations Officer of Union Bank
Additional information about the business background, experience and qualifications of the Executive Officers is set forth below, and such information pertaining to Mr. Silverman is contained elsewhere in this proxy statement under the caption “PROPOSAL 1: TO ELECT DIRECTORS - Director Qualifications.”

Karyn Hale joined Union Bank in 2005 as a project specialist and moved into the role of Finance Officer in 2008 until she assumed the role as CFO and Treasurer of the Company and Union in, 2014. She became a Senior Vice President of Union in 2014, was promoted to Executive Vice President in 2019 and assumed the additional role of Chief Operating Officer ("COO") in April 2025. Ms. Hale's responsibilities include oversight of accounting, internal controls, treasury, taxation, regulatory reporting, asset/liability management, audit/exam processes, shareholder relations, human resources, and oversight of select operational functions, and serving on the senior management team. Ms. Hale is the Chair of the Company's Disclosure Control Committee and Union's Asset Liability Committee. Prior to joining the Company and Union, Ms. Hale worked in public accounting with A. M. Peisch & Company for twelve years. She graduated from St. Michael's College with a Bachelors of Science degree in Accounting and is a Certified Public Accountant. Her membership affiliations include the American Institute of Certified Public Accountants, the Vermont Society of CPAs, the Financial Managers Society. Ms. Hale is currently serving on the Board of Directors of Evernorth, is the Chair of its Finance Committee, and a member of its Executive Committee. She also serves on the Board of Directors for the Vermont Economic Development Authority (VEDA) and is a member of its Audit and Executive Committees.

Jonathan Gould joined Union Bank in 2015 as a Senior Vice President and Senior Commercial Loan Officer. In 2019 he was promoted to Executive Vice President and Senior Loan Officer of the Bank. Mr. Gould is responsible for the oversight of the commercial and municipal lending department and credit administration, and for managing loan officers, loan assistants and quality control personnel. Mr. Gould has 40 years of banking experience with a concentration in commercial lending. He serves on the Company's Disclosure Control Committee and the Bank’s Executive Loan Committee and Asset Liability Committee. He holds a Bachelor of Science degree in Business Administration from Plymouth State University. During the past 30 years, Mr. Gould has served on the boards of several non-profit organizations. He currently serves on the Board of Directors of the North Country Consortium for Workforce Advancement, Inc.

Patricia (Tricia) Hogan joined Union Bank in 1992, to develop the Bank’s loan review program and work on special projects. Ms. Hogan’s responsibilities later expanded to include internal audit, security, and compliance. In 2015, she was promoted to Senior Vice President of the Bank and in 2019, to Executive Vice President and Senior Risk Officer of the Bank. Currently, Ms. Hogan oversees enterprise risk, physical and information security, compliance, and internal audit. She chairs the Bank’s Compliance and Security Committees and is a member of the Company’s Disclosure Control Committee, and the Bank’s Asset Liability Committee. Prior to joining Union Bank, Ms. Hogan served as a bank examiner for the Vermont Department of Financial Regulation. She holds a Bachelor of Arts degree in Economics from the University of Massachusetts and completed the Stonier Graduate School of Banking and Wharton Leadership Program at the University of Pennsylvania in 2022. Ms. Hogan serves as the Chair of the Vermont Bankers’ Association Compliance Committee and Chair of the Finance Committee of the Town of Cambridge, Vermont. She is also a charter member of the Cambridge Area Rotary Club and Treasurer of the Cambridge Regional Health Center.

Stephen Kendall joined Union Bank in 2002 and held several positions with the Bank, including branch manager and retail loan manager, until his appointment in 2012 as the Bank’s Senior Vice President and Senior Residential and Consumer Loan Officer. In 2019 Mr. Kendall was promoted to Executive Vice President and Senior Residential and Consumer Loan Officer of the Bank. He is responsible for the residential and consumer lending activities of the Bank, including originations, operations, underwriting, processing, secondary market, servicing, quality control, and collections and workout. Mr. Kendall is a member of the Company's Disclosure Control Committee and Bank's Executive Loan Committee and Asset Liability Committee. He holds an Associate of Science degree in Business Administration/Hotel-Motel-Restaurant Management from Champlain College and a Bachelor of Science degree in Accounting from Franklin Pierce University, and is a graduate of the Stonier Graduate School of Banking with a Leadership Certificate from the Wharton School of Business. Mr. Kendall currently serves as the First Vice Chair of the Vermont Bankers Association Executive Council. He is past president of the Vermont Mortgage Bankers” Association and past Chair of the Vermont Bankers” Association Mortgage Committee and currently serves as the Chair of the Planning Commission for the town of Shelburne, Vermont and serves on the town’s Community and Economic Development Committee.

Vince Schoenig joined Union Bank in 2021 as the Executive Vice President, Senior Information Technology and Operations Officer and is responsible for the oversight of information technology, digital banking and deposit operations, project and product management, and the call center. He serves on the Company's Disclosure Control Committee and the Bank's Asset Liability Committee. Prior to joining Union Bank, Mr. Schoenig held a senior technology leadership role at Old Point National Bank from 2015 to 2020, where he directed information technology strategies, business transformation, and served as the Information Security Officer. Mr. Schoenig holds a Bachelor of Science degree in Electrical Engineering from Case Western Reserve University, a Master of Science in Management Information Systems from the University of Virginia, and a Master of Business Administration in Finance from the College of William and Mary. He has also chaired the Vermont Bankers’ Association Information System.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”) of the Board of Directors of Union Bankshares, Inc. (the “Company”) is made up of four nonemployee directors, Dawn D. Bugbee (Chair), Cornelius (Neil) J. Van Dyke, Joel S. Bourassa and Janet P. Spitler, all of whom served on the Committee throughout 2024. Each of the members of the Committee was determined by the Board to be independent within the meaning of applicable listing standards of the NASDAQ Stock Market, taking into consideration all relevant factors under applicable NASDAQ rules, including compensation earned by Committee members in fulfilling their duties, any other fees paid by the Company to the Committee members, any other affiliation with the Company or Union Bank (“Union”), and all other factors specifically relevant to determining whether a Committee member has a relationship to the Company which is material to his or her ability to discharge his or her duties as a member of the Committee in a manner independent from management.

This Compensation Committee Report discusses the compensation awarded to, earned by or paid to the Company’s named executive officers (the “NEOs”) listed in the 2024 Summary Compensation Table elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION.” This report also describes the objectives of our executive compensation program for 2024, our risk management goals and practices, and how the most recent shareholder advisory “say-on-pay” vote in 2022 affected our executive compensation decision-making. For 2024, the Company’s NEOs were: David S. Silverman, President and CEO of the Company; Karyn J. Hale, Vice President, Treasurer and Chief Financial Officer of the Company, and Jonathan J. Gould, Executive Vice President and Senior Commercial Loan Officer of Union. In addition to Mr. Gould, Mr. Silverman, and Ms. Hale also served as an executive officer of Union throughout 2024.

Executive Summary
The objectives of our compensation program are to develop a total executive compensation package with the purpose of attracting, retaining and motivating talented members of senior management to help us achieve the Company’s business goals and objectives. To achieve these objectives, the Compensation Committee regularly reviews and modifies our compensation and incentive programs to ensure they advance these core objectives. We assess our program from the perspective of our shareholders and regulators, considering best practices and making changes as appropriate.

Our Executive Compensation Program
Our compensation program and philosophy for executive officers was developed by the Compensation Committee and is subject to annual review and approval by our Board of Directors, most recently in March 2025. The objectives of our executive compensation program are to: (1) attract, retain and motivate talented members of senior management; (2) provide a competitive total compensation and benefits package; (3) reward superior performance while appropriately balancing short and long-term performance and incentives consistent with prudent risk management goals and practices; and (4) align management interests with those of the Company’s shareholders, with the ultimate goal of enhancing overall shareholder value.
To meet our executive compensation objectives, our program is designed to provide: (1) base salary; (2) short-term cash incentives; (3) long-term incentives (equity grants); and (4) executive benefits. The Compensation Committee may from time to time retain the services of compensation consultants to assist the Committee in its duties. Input may also be sought from the CEO, CFO, Human Resources Officer, and others as needed to ensure the Committee has the information and perspectives it needs to carry out its duties.
As part of a bi-annual process, in 2024 the Compensation Committee retained the services of McLagan, part of the Rewards Solutions practice at AON, an independent consulting firm specializing in executive and Board compensation. McLagan benchmarked the salary, short-term cash incentive and long-term equity plans for fifteen distinct senior officer positions of the Bank, including the three NEOs. Recommendations were then provided with regard to salary levels, short-term incentive plan design and target payouts, and long-term equity plan design and target awards. Current salary survey data specific to banking continues to be utilized for benchmarking compensation.
The Compensation Committee will continue to review, evaluate, and revise our compensation program as appropriate to meet the Company’s desired objectives and adhere to changing regulations and emerging corporate best practices.
No changes were made with regard to our compensation practices in 2024, with the exception of a discretionary adjustment to our short-term incentive compensation plan for 2024. The Compensation Committee and Board of Directors agreed to exclude the impact on the Company's income statement from the balance sheet repositioning completed in August of 2024, in which the Company incurred an after tax loss of $1.0 million. The Committee and Board of Directors agreed that the repositioning transaction were in the best interest of the Company to improve earnings in future periods. There were no other discretionary adjustments made to the 2024 short term incentive plan. For 2025, customary plan metric changes designed to reflect our annual business goals for 2025 have been made to the short term incentive plan, along with increases in target percentage payouts for all officer levels with the exception of the President and CEO, whose target percentage remained unchanged from 2024. There were no discretionary adjustments made for the long term incentive compensation plan for 2024, and for 2025 no changes to the design of annual equity awards have been made, other than normal and customary plan metric changes designed to reflect our annual business goals for 2025.

Risk Oversight of Compensation Programs
The Compensation Committee strives to ensure our executive compensation program is designed to appropriately balance risk by utilizing short and long-term performance goals and incentives, consistent with prudent risk management goals and practices.
In establishing the overall compensation program for employees, including the executive officers, the Compensation Committee and the Board are mindful of the potential implications for enterprise risk management. The Committee and Board believe that the Company’s compensation practices, which for executives are heavily weighted to fixed salary, do not create material adverse risks to the Company because they do not encourage excessive risk-taking. In addition, the short-term incentive program is focused solely on Bank-wide performance, which encourages overall achievement of annual goals rather than individual or business line performance and includes a recoupment provision which discourages inappropriate risk-taking that might lead to improper financial reporting.

Effect of 2022 Advisory Vote on NEO Compensation
At our 2022 annual meeting, our shareholders cast a non-binding advisory vote on our executive compensation (a “say-on-pay proposal”), with 97.5% of the shares represented and entitled to vote at the meeting cast in support of the compensation paid to our NEOs. The Compensation Committee believes this affirms our shareholders’ support of the Company’s executive compensation program, and as such we have not significantly changed our approach to executive compensation. A "say-on-frequency" advisory vote is held every six years, regarding the shareholders' preference on whether to hold say-on-pay advisory votes every one, two or three years. Our most recent say-on-frequency vote was held at the 2019 Annual Meeting of Shareholders, at which 81.3% of the shares represented and entitled to vote were cast in a non-binding advisory vote to approve a frequency of every three years for future nonbinding say-on-pay votes. Accordingly, our next say-on-pay and say-on-frequency advisory votes will occur at the Company’s 2025 annual shareholder meeting. The Compensation Committee and Board will continue to consider the outcome of our say-on-pay votes, regulatory changes and emerging best practices when making future recommendations regarding compensation for the Company’s NEOs.

Impact of Accounting and Tax Consequences on the Form of Compensation
The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the Company’s compensation plans or programs.

Submitted by the Compensation Committee
Dawn D. Bugbee, Chair
Joel S. Bourassa
Janet P. Spitler
Cornelius (Neil) J. Van Dyke

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the total compensation that was paid or accrued for each of our named executive officers (NEOs) during each of the two most recent fiscal years:
2024 Summary Compensation Table

Name and Principal Position (1)	Year	Salary (2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total

David S. Silverman, President and CEO	2024	$473,800	$118,450	$153,180	$61,992	$807,422
	2023	$460,000	$115,000	$64,990	$73,702	$713,692

Karyn J. Hale, EVP, CFO and COO	2024	$267,800	$53,560	$57,720	$26,663	$405,743
	2023	$260,000	$52,000	$24,489	$31,800	$368,289

Jonathan J. Gould, EVP, Senior Commercial Lender, Union Bank	2024	$264,710	$52,942	$57,054	$27,002	$401,708
____________________
(1)Mr. Gould was appointed as an executive officer by the Company's Board for 2024.
(2)Includes current voluntary deferrals by certain of the NEOs under the Company’s 2020 Amended and Restated Executive Nonqualified Excess Plan and Union’s 401(k) plan.
(3)Represents contingent awards of restricted stock units (RSUs) granted under the 2014 Equity Incentive Plan (LTIP), pursuant to the terms of the 2024 and 2023 Equity Award Summaries, respectively, assuming achievement of target-level performance in the applicable plan year and disregarding (i) the effect of potential forfeitures, and actual performance results for the applicable periods. Based on actual 2024 performance attained under the provisions of the plan at the 98.55th percentile level and a closing price of $32.70 per share on February 5, 2025 as reported on the NASDAQ Stock Market, awards of RSUs were made to our NEOs for 2024 services, as follows: Mr. Silverman, 4,528 shares ($148,066); Ms. Hale, 2,048 shares ($66,970); and Mr. Gould, 2,024 shares ($66,185). Based on actual 2023 performance attained under the provisions of the plan at the 100th percentile level and a closing price of $28.87 per share on February 7, 2024 as reported on the NASDAQ Stock Market, final awards of RSUs were made to our NEOs for 2023 services as follows: Mr. Silverman, 4,980 shares ($143,773) and Ms. Hale, 2,251 shares ($64,986).
(4)All amounts shown were earned under the Company’s Short-Term Incentive Performance Plan (STIPP) with respect to 2024 and 2023 services and performance, respectively, but paid during the first quarter of the following year.
(5)Includes Union match on 401(k) plan salary deferrals and safe harbor contributions attributable to services rendered in the specified year and for 2023, also includes a profit-sharing contribution attributable to services rendered in the year but paid in the following year. In 2024 and 2023, respectively, for Mr. Silverman these amounts were: match of $10,175 and $9,900, safe harbor contribution of $10,350 and $9,900, and in 2023 profit-sharing contribution of $13,865. In 2024 and 2023, respectively, for Ms. Hale these amounts were: match of $8,447 and $9,267, safe harbor contribution of $8,447 and $9,267,and in 2023 profit-sharing contribution of $13,266. In 2024, for Mr. Gould these amounts were: match of 8,667 and safe harbor contribution of $8,667. For 2024, a one-time cash bonus was paid in lieu of a profit sharing contribution in the following amounts: Mr. Silverman, $17,164, Ms. Hale, $9,769, and Mr. Gould, $8,251. For Mr. Silverman, also includes (i) Company contributions under Mr. Silverman's Supplemental Retirement Plan of $ 11,803 and $27,537 for the 2024 and 2023 plan years, respectively and (ii) Company director’s fees of $12,500 for both 2024 and 2023 paid in cash. Mr. Silverman does not receive equity compensation for serving as a director of Company, nor does he receive any separate compensation for serving as a director of Union Bank or on its advisory boards.

Short-Term Incentive Performance Plan
Annually, the Board, on a discretionary basis, may choose to offer incentive compensation under the Union Bank Short Term Incentive Performance Plan (the STIPP) by establishing annual performance and award targets for a designated performance period, which has generally been the calendar year. Financial results utilized in establishing performance targets and calculating awards are based on performance of Union Bank only, not the consolidated results of the Company. In February 2024, upon the recommendation of the Compensation Committee, the Board adopted 2024 performance criteria and bonus opportunities under the STIPP.
Participants in the STIPP are designated each year by the Union Board, upon the recommendation of the Compensation Committee. The NEOs were included as designated participants in the STIPP for 2024 and 2023.
The objectives of our STIPP are to recognize and reward achievement of Union’s annual business goals, motivate and reward superior performance, attract and retain key talent needed to grow the franchise, maintain competitiveness within our market, and ensure that incentives are appropriately risk-balanced. Rewards under the STIPP represent variable compensation that must be earned based upon performance by the Company’s subsidiary, Union Bank.
Our annual performance goals for the incentive plan are based on budget projections, which are typically presented by the CEO to the Compensation Committee during the first quarter of the year. Once the Compensation Committee finalizes and preliminarily approves the performance goals, the goals are presented to the Board of Directors for final approval. The following details the framework of the 2024 STIPP and related performance results:
Incentive Opportunity: Each participant had a target award (expressed as a percentage of earned base salary during the fiscal year) and range that defined the incentive opportunity. For 2024, the target for the CEO was 30% of base salary, and 20% of base salary for the other NEO. Actual STIPP awards vary based on individual and Union Bank actual performance during the year and may range from 0% of target (not achieving threshold performance for a goal) to 150% of target for meeting or exceeding stretch performance.
Performance Measures: As originally approved, in order for the 2024 STIPP to activate, attainment of 75% of budgeted 2024 annual net income of Union (as defined above) was required. Additionally, eligible participants, including the NEOs, are expected to achieve in aggregate a rating of “fully meets expectations” or greater for his or her most recent annual performance evaluation. The awards for all NEOs were based upon achieving budgeted targets (on a Bank-only basis) with respect to net income, efficiency ratio, loan growth, return on average assets, loan quality (defined as net charge-offs to total loans) relative to that of a peer group of New England banks and thrifts between $750 million and $2.0 billion in assets, as compiled and published by S&P Global, Inc., and a discretionary component. Minimum (threshold), target and maximum (stretch) levels of performance were defined for the 2024 STIPP and are summarized in the table below. No awards are paid for performance below threshold for a particular performance measure. Payouts for each performance goal are based upon actual performance between threshold to target and between target and stretch levels, and are awarded on a linear slope basis across the payout levels from Threshold (50% payout) to Target (100% payout), and from Target to Stretch (150% payout), subject to the exercise of discretion by the Committee. As discussed in the Compensation Committee Report set forth elsewhere in this proxy statement, the Committee and Board of Directors exercised discretion in excluding the impact of the balance sheet repositioning transaction from net income of Union for the year ended December 31, 2024.

2024 STIPP performance measures, their relative weights, and the plan performance results for Mr. Silverman, Ms. Hale and Mr. Gould were as follows:

Performance Measure	Weighting	Threshold (Minimum) Goal (1) Funds 50% of target award	Target Goal (1) Funds 100% of target award	Stretch (Maximum) Goal (1) Funds 150% of target award	2024 Union Actual Result (1)	Payout Allocation (0-150% of target opportunity)
ROAA	20%	.70	.78	.86	.78	100%
Net Income (2)	25%	$10,166	$11,295	$12,425	$11,392	104.27%
Efficiency Ratio (3)	10%	74.87%	73.87%	72.87%	76.90%	0%
Loan Growth	20%	$880,991	$987,767	$1,086,554	$1,086,544	150%
Discretionary Component (4)	10%	90%	100%	110%	100%	100%
Loan Quality	15%	80.00%	90.00%	95.00%	94.20%	144.67%
	Total Actual Weighted Average Percentage of Target Opportunity =					107.77%
____________________
(1)Dollars in thousands.
(2)Net income for the 2024 plan year was measured on a "pre credit loss" basis upon approval of the plan in February 2024. Subsequently, the Compensation Committee and Board of Directors used discretion and excluded the impact of the August 2024 balance sheet repositioning transaction from net income.
(3)The ratio of noninterest expense to tax equivalent net interest income and noninterest income, excluding securities gains and losses.
(4)The discretionary component was not tied directly to a financial metric and was evaluated by the Compensation Committee and Board of Directors based on review of project initiatives and regulatory compliance and assessed a performance payout at the target level.

Based upon the actual performance results summarized above, the table below shows the actual incentive cash payouts (as a dollar amount and percentage of base salary) for each of the NEOs.

		2024 Annual Incentive Target Opportunity		2024 Annual Incentive Actual Awards
Executive	Title	Amount (1)	% of Base Salary	Amount (1)	% of Base Salary*
David S. Silverman	President and CEO	$142,140	30%	$153,180	32.33%
Karyn J. Hale	EVP, CFO and COO	$53,560	20%	$57,720	21.55%
Jonathan J. Gould	EVP, Senior Commercial Loan Officer	$52,942	20%	$57,054	21.55%
____________________
(1)Calculated as a percentage of earned base salary.

Equity Compensation - Long-Term Equity Incentive Plan
The Company's long-term equity incentive compensation plan is the Union Bankshares, Inc. 2024 Equity Incentive Plan, approved by the Company's shareholders in May 2024, which replaces and is substantially similar to the Company's 2014 Equity Plan, as amended by the shareholders in 2022 (the “LTIP”), which is administered by the Compensation Committee. The primary purpose of the LTIP is to link senior management compensation more closely to corporate performance and increases in shareholder value, and to assist the Company in attracting, retaining and motivating executive management. Non-employee directors and members of senior management of the Company or Union Bank who are designated by the Board of Directors upon recommendation of the Compensation Committee are eligible to receive awards under the LTIP.

Outstanding Equity Awards: The following table shows outstanding equity awards to our NEOs at December 31, 2024. As of that date, outstanding equity awards consisted solely of RSUs to be settled in stock which were granted under the 2014 Equity Incentive Plan, as amended, and attributable to services rendered and Union performance in 2023 and 2022.

Outstanding Equity Awards at December 31, 2024
	Stock Awards
Name	Number of Shares or Units that have not Vested (#) (1)	Market Value of Shares or Units that have not Vested ($) (2)
David S. Silverman	3,499	$101,156

Karyn J. Hale	1,560	$45,100

Jonathan. J. Gould	1,545	$44,666
____________________
(1)Represents outstanding awards of RSUs at December 31, 2024. All unvested RSUs are to be settled in common stock on a one-to-one basis upon expiration of the applicable vesting period. For Mr. Silverman, includes 2,834 RSUs that will vest on December 15, 2025; and 665 RSUs that will vest on December 15, 2026. For Ms. Hale, includes 1,261 RSUs that will vest on December 15, 2025; and 299 RSUs that will vest on December 15, 2026. For Mr. Gould, includes 1,248 RSUs that will vest on December 15, 2025; and 297 RSUs that will vest on December 15, 2026.
(2)Represents the closing price of $28.91 for the Company's common stock on December 31, 2024, as reported on the NASDAQ Stock Market, multiplied by the number of unvested shares underlying the outstanding unvested RSUs.

Design of Awards for 2024 Services and Performance: In February 2024, subsequent to shareholder approval, the Compensation Committee recommended and the Board approved the terms of the annual plan design for contingent equity compensation awards under the LTIP to fourteen Union Bank senior officers, including the three NEOs. Those terms included a threshold regulatory rating condition for Union as well as individual and Union performance metrics and time-based vesting conditions, which are described in a 2024 Equity Award Summary (the “Summary”) summarized below. During 2024, Union met the threshold trigger for 2024 awards of achieving satisfactory results from its most recent safety and soundness regulatory examination. Additionally, each of the participants, including the three NEOs, achieved the required performance evaluation rating during 2024 of “fully meets expectations.”
Awards of RSUs subject to time-based vesting conditions ("TBRSUs") and RSUs subject to both time-based and performance-based vesting conditions ("PBRSUs") were approved on February 7, 2024 by the Compensation Committee and Board for all eligible participants.
The number of common shares underlying the TBRSUs awarded for 2024 services and performance was determined by dividing the dollar value of the participant’s award at the target level by the closing price of the Company’s common stock on February 5, 2025, as reported on the NASDAQ Stock Market, with fractional shares rounded up to the next whole share. The actual number of common shares underlying the PBRSUs awarded for 2024 services was determined by the Compensation Committee during the first quarter of 2025, based on Union’s actual performance in 2024 compared to the specified 2024 performance measures (described below) and on the closing price of the Company’s common stock on February 5, 2025, as reported on the NASDAQ Stock Market, with fractional shares rounded up to the next whole share. Prior to vesting, TBRSUs and PBRSUs do not earn dividends or dividend equivalents, nor do they bear any voting rights. The Compensation Committee and the Board chose to award stock-settled RSUs since this type of equity grant helps to create a long-term ownership focus and alignment with shareholders while also serving as a powerful retention feature for our top executives.
Notwithstanding anything to the contrary in the Summary, individual award certificates, or the LTIP, the RSU awards are intended to be exempt from, or to comply with, Code Section 409A, and to be administered and interpreted accordingly, in a manner consistent with the requirements for avoiding additional taxes or penalties under Code Section 409A.
Incentive Opportunity: The CEO’s aggregate TBRSU and PBRSU target award opportunity for 2024 was 25% of base salary, for Union Bank’s five executive officers the target opportunity was 20% of base salary, and for the Bank’s eight senior officers the target opportunity was 10% of base salary, with 50% allocated to TBRSUs and 50% to PBRSUs. So long as Union attained the plan trigger and individual performance ratings were met, TBRSU awards of 12.5% of base salary for the CEO, and 10.0% for the other NEO would be earned, with vesting of one-third of the TBRSU award on December 15, 2025, December 15, 2026 and December 15, 2027. Additionally, the target awards for PBRSUs of 12.5% of base salary for the CEO and 10.0% for the other NEO would be granted only if the specified 2024 performance measure at the target level were satisfied. The actual PBRSU award for 2024 services could have ranged from 0% for not achieving the threshold performance goal, to 18.75% of the base salary for the CEO and 15% for the other NEO for meeting or exceeding the stretch performance goal, with vesting of one-third of the PBRSU award on December 15, 2025, December 15, 2026 and December 15, 2027.
2024 Performance Measure and Actual Results: The performance measure for the 2024 PBRSU provisional award compared the Company’s three-year average ROAE on a Bank-only basis to that of a peer group of New England banks and thrifts with assets from $750 million to $2.0 billion, as compiled and published by S&P Global, Inc. Union and peer group data used for calculating 2024 PBRSU provisional awards were as of December 31, 2024, 2023 and 2022.
In order for eligible senior officers to be awarded PBRSUs, Union had to attain a minimum ROAE of the 85th percentile for the three year measurement period. The target goal would be attained if Union’s three-year ROAE was at the 90th percentile of all banks and thrifts in the designated peer group. The stretch goal would be attained if Union’s three-year ROAE was at or above the 95th percentile of the peer group.
The 2024 PBRSU threshold, target and stretch performance measures for Mr. Silverman, Ms. Hale and Mr. Gould, and Union’s actual results versus the peer group, were as follows:

Performance Measure	Threshold (Minimum) Goal Funds 50% of target award	Target Goal (1) Funds 100% of target award	Stretch (Maximum) Goal (1) Funds 150% of target award	2024 Union Actual Results (2)	2024 Union Payout Allocation (0-150% of target opportunity)
Relative Three-Year ROAE	85th Percentile	90th Percentile	95th Percentile	98.55th Percentile	150%
____________________
(1)Goal expressed as a percentile of the designated peer group.

The table below summarizes the target opportunity and the aggregate equity incentive awards (TBRSUs and PBRSUs), with respect to 2024 services and performance and is based upon the actual 2024 performance results (exceeding stretch) for each of the NEOs expressed as a dollar amount and percentage of base salary:

		2024 Equity Incentive Target Opportunity		Actual Equity Incentive Awards (1)
Executive	Title	Amount (2)	% of Base Salary	Amount	% of Base Salary
David S. Silverman	President and CEO	$118,450	25%	$148,063	31.25%
Karyn J. Hale	EVP, CFO and Treasurer	$53,560	20%	$66,950	25.00%
Jonathan J. Gould	EVP, Senior Commercial Loan Officer	$52,942	20%	$66,178	25.00%
____________________
(1)Actual equity incentive awards were made in 2025 for 2024 services and performance and are subject to time based vesting conditions and other plan provisions in future years.
(2)Represents the dollar amount of contingent awards of restricted stock units (RSUs) granted under the LTIP, pursuant to the terms of the 2024 Equity Award Summary, assuming achievement of target-level performance in 2024, disregarding the effect of potential forfeitures. Calculated as a percentage of base salary.

Under the provisions of the 2024 Equity Award Summary and based on a closing price of $32.70 per share for the Company’s common stock on the date the awards were made (February 5, 2025) as reported on the NASDAQ Stock Market, for services rendered in 2024, the NEOs were awarded RSUs to be settled in shares of the Company’s common stock upon vesting as follows:

Executive	Title	PBRSUs		TBRSUs	Total RSUs
David S. Silverman	President and CEO	2,716	1812	1,812	4,528
Karyn J. Hale	EVP, CFO and Treasurer	1,229		819	2,048
Jonathan J. Gould	EVP, Senior Commercial Loan Officer	1,214		810	2,024

Calculation of the number of PBRSUs in the above table reflects Union attaining the maximum performance goal of 150% of the target award (or better) by achieving the 98.55th percentile of three-year ROAE relative to a peer group of New England banks and thrifts.

The vesting of RSU awards for the NEOs during 2024 are summarized in the following table:

Stock Vested
	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David S. Silverman	4,903	$166,457
Karyn J. Hale	2,132	$72,381
Jonathan J. Gould	2,111	$71,668
____________________
(1)Represents the number of shares acquired on vesting of RSU awards under the LTIP pursuant to the 2021, 2022 and 2023 Equity Award Summaries. Value based on the closing price of $33.95 for the Company’s common stock on the December 15, 2024 vesting date, as reported on the NASDAQ Stock Market.

Stock Retention Requirement: The Compensation Committee believes that Union’s executive officers should maintain a material personal financial stake in the Company to promote a long-term perspective in managing the Company and to better align shareholder and executive interests. Therefore, the terms of the outstanding awards under the LTIP require executive officers to retain ownership of 25% of their after tax vested share awards until termination of employment or retirement from Union. If an executive experiences personal economic hardship, the Compensation Committee has the authority to decide whether the holding period requirements will be waived in whole or in part for that particular award or if the executive will be allowed to sell more shares than the holding period requirements would otherwise permit.

Deferred Compensation Plans and Supplemental Executive Retirement Plan
Union Bankshares, Inc. and Union Bank sponsor two nonqualified deferred compensation plans for Directors and certain key officers. One of these plans, the 2008 Amended and Restated Nonqualified Deferred Compensation Plan was frozen in 1998 to new participants and in 2004 to additional deferrals. Additional information about that plan is contained elsewhere in this proxy statement under the caption “PROPOSAL 1: TO ELECT DIRECTORS - Directors’ Compensation.”
The Company's Executive Nonqualified Excess Plan, as amended and restated in 2020 (the “2020 Excess Plan”), is a defined contribution plan that permits participating officers and directors to elect to defer receipt of current compensation from the Company or the Bank in order to provide retirement or other benefits as selected in the individual adoption agreements. Participants may select among designated reference investments consisting of investment funds, with the performance of the participant's account mirroring the selected reference investment. Distributions are made only upon a qualifying distribution event, which may include a separation from service, death, disability or unforeseeable emergency or (in the case of distributions from an in-service withdrawal account or education funding account) upon a date specified in the participant's deferral election form. The plan does not provide for above market or preferential earnings on deferrals. Promised benefits under the plan are general unsecured obligations of the Company and/or the Bank, as no assets of the Company or the Bank have been segregated to meet the payment obligations under the plan. However, the Company and the Bank have jointly purchased life insurance and mutual funds to fund substantially all of the anticipated benefit payments.
Mr. Silverman and the Bank are parties to a Supplemental Executive Retirement Plan (SERP) Agreement entered into in 2020. In February 2025, the Bank made a contribution in the amount of $11,803 to Mr. Silverman’s plan account with respect to 2024 services. The SERP is intended to replace some of the benefits lost by Mr. Silverman under federally mandated restrictions on retirement income benefits to highly compensated employees under qualified retirement income plans like 401(k) plans. Benefits lost include not receiving the full amount of a Company match, safe harbor contribution or profit sharing contribution on total salary plus cash bonus earned due to maximum compensation restrictions for benefit calculation purposes. Ms. Hale was not covered under a SERP in 2024.
The following table summarizes voluntary deferrals under the 2020 Excess Plan during 2024, earnings/(losses) during 2024 on accumulated deferrals and the aggregate balance of the accrued benefit as of December 31, 2024, for Mr. Silverman and Ms. Hale, and for Mr. Silverman, also discloses the amount of the Company's contribution under his SERP for 2024 services. Mr. Gould did not participate in the plan for 2024.

Executive Nonqualified Excess Plan and Serp
Name	Executive Contributions in 2024 (1)	Company Contributions in 2024 (2)	Aggregate Earnings in 2024	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2024
David S. Silverman	$0	$11,803	$134,591	$0	$1,078,768
Karyn J. Hale	$10,712	$0	$18,251	$55,526	$62,362
____________________
(1)The amount reported as deferred in this table is included in the NEO’s salary reported in the 2024 Summary Compensation Table.
(2)Contributed pursuant to Mr. Silverman's SERP in February 2025 with respect to the 2024 plan year and included in "All Other Compensation" in the 2024 Summary Compensation Table. Ms. Hale and Mr. Gould do not participate in the SERP.

Defined Contribution Retirement Savings (401(k)) Plan
Union maintains a contributory, tax qualified Employee Savings 401(k) and Profit-Sharing Plan covering all employees who meet certain eligibility requirements. Participants may elect to contribute up to the IRS maximum dollar amount limitations of their eligible compensation to their 401(k) plan account on a tax deferred basis. The plan also provides for matching contributions by Union, in the sole discretion of Union's Board of Directors. During 2024 and 2023, Union made a discretionary 401(k) matching contribution of fifty cents for every dollar of compensation deferred by the participant, up to 6% of each participant's eligible compensation. The plan also provided during 2024 and 2023 for a non-discretionary 3% safe harbor contribution for the account of each participant. Union made a 3% discretionary profit-sharing contribution for the account of each eligible employee with respect to the 2023 plan year, with funds contributed in February 2024. No profit-sharing contribution with respect to the 2024 plan year was made. Nondiscretionary safe harbor contributions, discretionary matching contributions and discretionary profit-sharing contributions (2023 only) made for the account of the three executive officers named in the 2024 Summary Compensation Table are included in the table under “All Other Compensation.”

Perquisites and Other Personal Benefits
The Company does not generally provide its executive officers with perquisites or other personal benefits such as club memberships, financial planning assistance, tax preparation, living allowances, commuting expenses, or similar benefits not described in this proxy statement. However, the Company does provide a Company-owned vehicle to Mr. Silverman and pays related energy and maintenance charges. The Company also pays the expenses of the executive officers and their spouses in connection with attendance at certain banking-related functions, such as bankers’ association conferences.

Health and Welfare Benefits
The Company offers the same health and welfare benefits to all salaried and non-salaried employees, although benefits may vary depending on whether the employee is employed full-time or part-time. These benefits include health insurance, group life insurance, short-term disability insurance, long-term disability insurance, education benefits and paid time off.

Split Dollar Life Insurance
Union’s group life insurance plan has a stated benefit of three times annual salary, subject to a maximum benefit limit of $300,000. Due to this benefit cap, those employees (including the NEOs) whose salary exceeds $100,000 do not receive a group life insurance benefit equal to three times their annual salary. Accordingly, Union entered into split-dollar life insurance agreements with certain officers, including the NEOs, which provide that a portion of the death benefit on a life insurance policy owned by Union will be paid to the executive’s beneficiary if the NEO dies while employed with Union. The agreements expire upon termination of employment. The amount of the additional death benefit under the split-dollar life insurance arrangement is $800,000 for Mr. Silverman and $400,000 each for Ms. Hale and Mr. Gould. The split-dollar life insurance benefit is in addition to the group life insurance coverage generally available to Union’s employees.

Change in Control Agreements
In 2021, each of our NEOs entered into amended and restated change in control agreements with the Company. These agreements contain terms and conditions customarily found in change in control agreements for executives holding comparable positions, including automatic annual one-year extensions of these agreements unless written notification of non-continuance is provided in accordance with the terms of the agreements. No severance is payable unless there is an involuntary termination within 12 months (24 months in the case of our CEO) after a change in control (as defined in such agreements), or in some circumstances, within six months before a change in control. If the executive officer is terminated without “cause” (as defined in such agreements) or the executive officer resigns for “good reason” (as defined in such agreements) within the designated period the executive will be entitled to receive a lump sum payment of 100% of the executive’s annual base salary (200% of base salary in the case of our CEO) plus 100% of the executive’s bonus (short-term incentive) amount (200% in the case of our CEO), plus an amount equal to the employer contributions made by the Bank or its Affiliates under the Bank’s 401(k) and profit sharing plan for the account of the executive with respect to the last completed plan year immediately prior to the change in control, including any employer matching contributions, “safe harbor” contributions and profit sharing contributions and under any SERP for the benefit of the executive. The Bank is also required to continue to provide to the executive (and the executive's dependents, if applicable), at the Bank’s sole expense, the same level of medical, dental, vision and prescription drug insurance benefits upon substantially the same terms and conditions (including contributions required by the NEO, if any, for such benefits) as existed immediately prior to the executive's date of termination for a period of 12 months following the date of separation (24 months in the case of our CEO). In addition, the Bank is required to provide outplacement services to the terminated NEO. Any equity-based awards (whether to be settled in cash or stock) held by the NEOs under any equity-based plan of the Company, including any outstanding awards under the Company’s LTIP, or any successor equity-based plans, will be governed by the provisions of the respective plan.
Payment of benefits under the Agreements is subject to execution by the NEO of a waiver and release of claims. The Agreements also contain non-disparagement, confidentiality, non-competition and non-solicitation covenants binding on the NEO following termination of employment and payment of the contractual change in control benefits. There are no tax “gross up” provisions in the agreements.

Potential Payments upon Change in Control: The following table summarizes payments and benefits that would have been payable to each of our three NEOs under their Change in Control Agreements, assuming that their employment had terminated on December 31, 2024, and that such termination occurred within the applicable period following a change in control of the Company or Union (24 months for the CEO and 12 months for the other NEO, or in some circumstances within 6 months prior to a change in control, as defined). For purposes of this table, the effective date of termination is assumed to be December 31, 2024. The closing market price of our common stock on December 31, 2024 was $28.91, as reported on the NASDAQ Stock Market.

Potential Payments Upon Change in Control
Form of Compensation (1) (2)	No Discharge - Change in Control Related	Discharge without Cause or Resignation with Good Reason - Change in Control Related (3)
David S. Silverman
Base Salary and Bonus	$0	$1,288,288
Medical, Dental, Vision and Prescription Benefits	$0	$49,973
401(k) contributions	$0	$20,525
SERP contribution	$0	$11,803
Accelerated vesting of equity awards (2)	$0	$232,061
Total	$0	$1,602,650
Karyn J. Hale
Base Salary and Bonus	$0	$335,289
Medical, Dental, Vision and Prescription Benefits	$0	$37,322
401(k) contributions	$0	$16,895
Accelerated vesting of equity awards (2)	$0	$104,307
Total	$0	$493,813
Jonathan J. Gould
Base Salary and Bonus	$0	$330,431
Medical, Dental, Vision and Prescription Benefits	$0	$44,006
401(k) contributions	$0	$17,334
Accelerated vesting of equity awards (2)	$0	$103,180
Total	$0	$494,951
____________________
(1)The amounts shown in the table are for illustrative purposes only, and are equal to two times the eligible compensation for the CEO and one times the eligible compensation for the other NEO paid in 2024.
(2)Assumes that RSU awards under the LTIP become fully vested upon a change in control pursuant to the Board’s exercise of discretion under the LTIP. Value of awards in this chart assumes termination of employment during the second half of the performance period and achieving the performance level as actually achieved at December 31, 2024. Includes unvested RSUs awarded in 2022, 2023 and 2024.
(3)“Good reason” is defined in the Agreements to mean, among other things, a material diminution of responsibility or salary; a change in location of more than 50 miles from the executive’s current location; or the inability of Union to perform its obligations under the agreement. “Cause” means, among other things, illegal acts, gross misconduct or the executive’s failure to perform in any material respect their obligations under the Agreement.

PAY VERSUS PERFORMANCE DISCLOSURE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“NEOs”) and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1),(2),(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1),(2),(3) ($)	Value of Initial Fixed $100 Investment based on:(4) Total Shareholder Return ("TSR") ($)	Net Income ($ millions)
2024	807,148	845,580	403,726	420,785	113.63	8.8
2023	713,692	771,291	368,289	388,959	114.50	11.3
2022	789,013	755,860	364,565	350,609	84.58	12.6
____________________
(1)David S. Silverman served as our PEO throughout each year presented. Karyn J. Hale was the sole Non-PEO NEO for 2022 and 2023. Karyn J. Hale and Jonathan J. Gould were the Non-PEO NEOs for 2024.
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of SEC Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments pertaining to equity compensation, as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts pertaining to equity compensation for the PEO and the Non-PEO NEOs as set forth in the table below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column in the table below are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2024	807,148	(118,450)	156,882	845,580
2023	713,692	(115,000)	172,599	771,291
2022	789,013	(109,250)	76,097	755,860

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	403,726	(53,251)	70,310	420,785
2023	368,289	(52,000)	72,670	388,959
2022	364,565	(46,022)	32,066	350,609
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2024	76,694	(2,135)	73,264	9,059	156,882
2023	88,180	3,618	66,220	14,581	172,599
2022	55,583	(3,632)	40,723	(16,577)	76,097

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	34,461	(898)	32,949	3,798	70,310
2023	37,118	1,527	27,873	6,152	72,670
2022	23,410	(1,542)	17,150	(6,952)	32,066
(4)The Company TSR assumes $100 was invested in the Company’s common stock for the period starting December 31, 2021 through the end of the listed year and assumes reinvestment of dividends. Historical stock performance is not necessarily indicative of future stock performance.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return ("TSR")
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company's cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Company TSR
Compensation Actually Paid ($ Thousands)
900
800
700
600
500
400
300
200
100
0
TSR (FYE 2021 indexed to $100)
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
$100.00
$84.58
$114.50
$113.63
756
351
771
389
846
421
2021
2022
2023
2024
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Union Bankshares, Inc. TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Thousands)
0
100
200
300
400
500
600
700
800
900
Net Income ($ Millions)
0
2
4
6
8
10
12
14
756
351
771
389
846
421
12.6
11.3
8.8
2022
2023
2024
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Union Bankshares, Inc. Net Income

PROPOSAL 2: NONBINDING VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, the Board of Directors is submitting for shareholder approval, on a non-binding advisory basis, the compensation paid to President and CEO David S. Silverman and Treasurer, CFO Karyn J. Hale and EVP Jonathan J. Gould named in the 2024 Summary Compensation Table (“Named Executive Officers” or “NEOs”), as described in this proxy statement.
The resolution that is the subject of this proposal is a nonbinding advisory resolution which gives our shareholders the opportunity to express their views on the compensation of our NEOs. Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and will not have the effect of overruling any executive compensation decisions made by the Company, the Board of Directors or the Compensation Committee, nor will it create or imply any change in the Board’s fiduciary duties. Furthermore, because this nonbinding advisory resolution primarily relates to compensation of our NEOs that had already been paid, or in the case of equity compensation, awarded, there is generally no opportunity for us to revisit those decisions. However, the Compensation Committee and the Board intend to take the results of the vote on this proposal into account in its future recommendations and decisions regarding the compensation of our NEOs.
The Company has three NEOs, President and CEO David S. Silverman, and Vice President, Treasurer, CFO Karyn J. Hale, and EVP Jonathan J. Gould. The Company’s compensation program is designed to attract, motivate and retain our NEOs, who are critical to our success, by offering a combination of base salary, a short-term incentive performance plan, and long-term incentive plan providing for equity-based awards, plus other compensation components, all of which are closely aligned to the annual and long-term performance objectives of Union. Please see the Compensation Committee Report beginning on page 19 and the description of our executive compensation program and discussion of its individual components under the caption “EXECUTIVE COMPENSATION” beginning on page 22 for additional information about our executive compensation programs and philosophy, including the information required under Item 402 of SEC Regulation S-K.
The Board of Directors recommends that the shareholders approve the compensation paid to the Company’s NEOs, as described pursuant to Item 402 of SEC Regulation S-K, including the Compensation Committee Report, compensation tables and narrative discussion.

Vote Required to Approve Proposal 2
Approval of Proposal 2 will require that more votes be cast "FOR" then "AGAINST" the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3: NONBINDING VOTE ON THE FREQUENCY OF FUTURE ADVISORY “SAY-ON-PAY” VOTES

As described in Proposal 2 above, in accordance with the requirements of Section 14A of the Exchange Act, the Company's shareholders are being provided with an opportunity to cast an advisory vote on the Company's executive compensation program. The advisory vote on executive compensation described in Proposal 2 is referred to as a "Say on Pay" vote.
Section 14A of the Exchange Act provides that at least once every six years the Company will provide shareholders with an opportunity to cast an advisory vote as to the frequency of the Say on Pay vote. Proposal 3, commonly known as the "say on frequency" vote, gives shareholders an opportunity to cast a vote to have this Say on Pay vote take place every year, every two years, or every three years. Shareholders may vote for any of these three options or may abstain from voting. Shareholders are not voting to approve or disapprove the Board's recommendation as to the frequency of future Say on Pay votes.
The resolution that is the subject of this proposal is a nonbinding advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of the outcome of the vote and will not have the effect of overruling any decision by the Company, the Board of Directors or the Compensation Committee regarding executive compensation matters or submission of matters for an advisory vote of the shareholders, nor will it create or imply any change in the Board's fiduciary duties. However, the Compensation Committee and the Board intend to take the results of the vote on this proposal into account in making their decision as to how often the Company will submit Say on Pay proposals to a vote of the shareholders in future years.
As discussed in the Compensation Committee Report section of this proxy statement, the Committee provides continuous oversight of the compensation practices for the Company's NEOs to ensure that the compensation program does not encourage inappropriate risk taking, and that the program is consistent with the Company's vision, strategic objectives and compensation philosophy. This oversight includes analyzing the pay practices of peer banks, comparing salary and incentive pay with that of bank-specific salary surveys, and assessing the compensation mix of salary, short-term incentives and long-term incentives to ensure that the Company's total compensation program provides the appropriate balance and proper alignment of the short-term and long-term interests of our NEOs with those of the Company.
Vote Required to Approve Proposal 3
Approval of a frequency of one, two, or three years under Proposal 3 will be determined by a plurality of the votes cast.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE ON PROPOSAL 3 FOR A FREQUENCY OF EVERY THREE YEARS FOR FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE COMPANY'S NEOS.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Upon recommendation of the Audit Committee and ratification by the shareholders, the independent registered public accounting firm of BerryDunn was engaged to serve as the Company's independent accountants to audit the Company's consolidated financial statements for the year ended December 31, 2024.
BerryDunn has advised the Audit Committee that they are independent accountants with respect to the Company within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC. A representative of BerryDunn is expected to be present at the annual meeting. He will have the opportunity to make a statement if he so desires, and he is expected to be available to respond to appropriate questions.
The Audit Committee has appointed BerryDunn to serve as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2025, and to perform such other appropriate accounting services as may be required. Although not required by law, consistent with evolving corporate practices the Board has determined that it is desirable to request shareholder ratification of the appointment. The Audit Committee has not determined what action it will take if the shareholders do not ratify the appointment of BerryDunn. In such event, the Committee could decide to continue to retain the services of BerryDunn for 2025 and consider a change in auditors for 2026. Moreover, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

BerryDunn has audited the Company's consolidated financial statements for the last 16 calendar years and audited our controls over financial reporting for the years ended December 31, 2014 through 2019 and the years ended December 31, 2022 through 2024.

Audit Fees
Aggregate fees billed for professional services rendered to the Company by BerryDunn for the years ended December 31, 2024 and 2023, are detailed in the table below.

	BerryDunn
Services Provided	2024	2023
Audit	$248,910	$218,710
Tax	18,500	17,600
Audit and Tax Consulting	7,100	19,380
Total	$274,510	$255,690
Audit fees in both years were for the audits of the annual consolidated financial statements of the Company included in the Company's annual report on Form 10-K, audits of internal controls over financial reporting, and review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q filed with the SEC.
Tax fees in both years were for services related to tax compliance, including the preparation of tax returns, review of estimates, and tax advice.
Audit and tax consulting fees in both years related to consulting and planning services. 2023 fees included the implementation of the accounting pronouncement regarding accounting for current expected credit losses (CECL) which became effective for the Company in 2023 and internal control consulting related to moving to an outsourced IT environment.

Audit Committee Preapproval Guidelines
All audit and nonaudit services provided by the registered independent accounting firm during the preceding two fiscal years were approved in advance by the Audit Committee. The Audit Committee has adopted Preapproval Guidelines relating to the provision of audit and nonaudit services by the Company's external auditors. Under these Guidelines, the Audit Committee preapproves both the type of services to be provided by the external auditor and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.
In order to ensure timely review and approval, the Audit Committee has delegated to the Chair of the Committee the authority to amend or modify the list of preapproved services and fees, subject to prompt reporting to the full Committee of action taken pursuant to such delegated authority.

Vote Required to Approve Proposal 4
Ratification of the appointment of BerryDunn as the Company's independent auditors for 2025 will require that more votes be cast “FOR” than “AGAINST” the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS

Bylaw Requirements for Shareholder Nominations and Other Proposals
A shareholder of record may nominate an individual for election as a director or present other matters for action from the floor at the annual meeting, subject to compliance with the procedures specified in Section 2.4 of the Company’s Amended and Restated Bylaws, which require the shareholder to provide timely advance written notice and specified information to the Company. In order for a shareholder to make a nomination or propose other business from the floor at the 2026 annual meeting, which is expected to be held on May 20, 2026, the shareholder must provide to the Company advance written notice of the proposed nomination or other business, containing all of the information specified in Section 2.4 of the Bylaws, no earlier than January 20, 2026 and no later than February 19, 2026.
The required notice and information should be sent within the specified deadlines to the attention of the Corporate Secretary, Union Bankshares, Inc., 20 Lower Main Street, Morrisville, VT 05661. The notice must include the following information about the shareholder and any beneficial owner on whose behalf the shareholder is acting: (i) name and address, (ii) number of shares of the Company’s capital stock beneficially owned, directly or indirectly, and (iii) any material pecuniary or other interest in the business or nomination to be proposed, as well as any material pecuniary or other interest of any of the respective affiliates or associates of the shareholder or of any beneficial owner on whose behalf the shareholder is acting.
In addition, with respect to any director nomination, the shareholder must provide all of the same information that would be required under SEC Regulation 14A for the solicitation of proxies for the election of such nominee, including without limitation (i) name and age, (ii) description of the individual’s business background for the past five years, (iii) any arrangement between the nominee and any other person pursuant to which the individual is to be nominated for election to the Board, and (iv) a written consent of the nominee to serve as a director if properly nominated and elected. With respect to other proposals, the shareholder must submit a detailed description of the business to be brought before the meeting and the reasons for conducting such business at the meeting.
The above description is merely a brief summary of the applicable provisions which does not purport to be complete, and is qualified in its entirety by reference to the full text of Section 2.4 of the Bylaws. The Company’s Amended and Restated Bylaws are contained in Exhibit 3.1 to the Company’s current report on Form 8-K, filed with the SEC on November 21, 2024, and are available on the SEC’s website at https://www.sec.gov. A shareholder may also request a copy of the bylaws by contacting the Assistant Corporate Secretary at Union Bankshares, Inc., 20 Lower Main Street, Morrisville, VT 05661.
The above process, which is governed by the Company’s Bylaws, is in addition to, and separate from (i) the process contained elsewhere in this proxy statement under the caption “PROPOSAL 1: TO ELECT DIRECTORS—Shareholder Recommendations for Board Nominations” for submitting names of possible director nominees for consideration by the Nominating and Corporate Governance Committee; and (ii) the process described immediately below under “Inclusion of Shareholder Proposals in Company Proxy Materials,” which is governed by SEC rules and which has an earlier notification deadline.

Inclusion of Shareholder Proposals in Company Proxy Materials
If a shareholder seeks to have a proposal included in the Company’s proxy materials for the 2026 annual meeting, there is a separate process from that described above, with an earlier notification deadline. That deadline is governed by SEC rules, and not by the Company’s Bylaws. The SEC process does not apply to shareholder nominations for election of directors, which are not eligible for inclusion in the Company’s proxy statement. In order to be considered for inclusion in the Company’s proxy material for the 2026 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company not later than December 11, 2025, and must comply in all respects with applicable rules and regulations of the SEC relating to such inclusion, including rules governing shareholder eligibility and appropriate subject matter. Any such proposal will be omitted from or included in the Company’s proxy materials at the discretion of the Board of Directors, subject to such rules and regulations. Proponents must also provide any additional information required under Section 2.4 of the Bylaws, as described above.

Use of Discretionary Authority Conveyed in the Proxy
Under SEC rules, management of the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal even if the proposal has not been discussed in the Company's proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal at the meeting. In order to be considered timely for consideration at the 2026 annual meeting, as described above under "Bylaw Requirements for Shareholder Nominations and Other Proposals," our Amended and Restated Bylaws require the shareholder-proponent to furnish written notice to the Company of the proposal no later than February 19, 2026. If timely notice is received, the Company may exercise its discretionary authority under the proxy in connection with such proposal only if otherwise permitted to do so under applicable SEC rules.

OTHER MATTERS
As of the date of this proxy statement, management knows of no business expected to be presented for action at the annual meeting, except as set forth above. If, however, any other business should properly come before the meeting, the persons named in the accompanying proxy form will vote in accordance with the recommendations of management.

Union Bankshares, Inc.
Morrisville, Vermont

UNION BANKSHARES, INC.
20 LOWER MAIN STREET
P.O. BOX 667
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

MORRISVILLE, VT 05661
ATTN: KRISTY ADAMS ALFIERI

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V67479-P30035	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

UNION BANKSHARES, INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors - To fix the number of Directors at nine, or such lesser number as circumstances require, and to elect the Nominees listed below. (All terms expire at the next annual meeting.)

	Nominees:		For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain
	1a.	Joel. S. Bourassa	☐	☐	☐	2.	Advisory (Nonbinding) vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to item 402 of SEC regulation S-K, including the compensation committee report, compensation tables and narrative discussion.		☐	☐	☐

	1b.	Dawn D. Bugbee	☐	☐	☐

	1c.	Mary K. Parent	☐	☐	☐	The Board of Directors recommends you vote 3 years on the following proposal:		1 Year	2 Years	3 Years	Abstain

	1d.	Nancy C. Putnam	☐	☐	☐	3.	Advisory (Nonbinding) vote to approve a frequency of one, two or three years for future advisory Say-On-Pay votes of the shareholders..	☐	☐	☐	☐

	1e.	Gregory D. Sargent	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:
	1f.	Timothy W. Sargent	☐	☐	☐				For	Against	Abstain
						4.	To ratify the appointment of the independent registered public accounting firm of Berry Dunn McNeil & Parker, LLC as the Company's external auditors for 2025.		☐	☐	☐
	1g.	David S. Silverman	☐	☐	☐

	1h.	Janet P. Spitler	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1i.	Cornelius J. Van Dyke	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company, partnership, or other entity, please sign in full entity name by an authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.materials.proxyvote.com/905400.

V05922-P89777

REVOCABLE PROXY
UNION BANKSHARES, INC.

Annual Meeting of Shareholders
May 21, 2025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Kristy Adams Alfieri and Karyn J. Hale, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held in person at the Stearns Center Performance Space, Vermont State University - Johnson Campus, 337 College Hill Road, Johnson, VT 05656 on Wednesday, May 21, 2025 at 3:00 p.m., Eastern Time, and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is signed and dated but no such direction is made, this proxy will be voted FOR each of the nominees in Proposal 1, FOR Proposals 2 and 4, FOR a THREE YEAR frequency on Proposal 3, and otherwise in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side